Exhibit 4.3








                    PARAGON AUTO RECEIVABLES CORPORATION

                                  Seller,

                       PARAGON ACCEPTANCE CORPORATION

                                  Servicer


                                    and

               [NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION]

                       Trustee [and Backup Servicer]

                          on behalf of the Holders


                      -------------------------------
                      POOLING AND SERVICING AGREEMENT
                      -------------------------------

                       Dated as of _______ __, _____

                   PARAGON AUTO RECEIVABLES TRUST ____-_

                  ____% Asset Backed Certificates, Class A

                  ____% Asset Backed Certificates, Class B

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                             TABLE OF CONTENTS
                                                                                    Page

                                 ARTICLE I
                                DEFINITIONS
  Section 1.1.        Definitions.....................................................1
  Section 1.2.        Usage of Terms.................................................18
  Section 1.3.        Calculations...................................................19
  Section 1.4.        Section References.............................................19
  Section 1.5.        Action by or Consent of Certificateholders.....................19
  Section 1.6.        No Recourse....................................................19
  Section 1.7.        Nonpetition Covenant...........................................19

                          ARTICLE II
       CONVEYANCE OF RECEIVABLES; ACCEPTANCE BY TRUSTEE
  Section 2.1.        Conveyance of Receivables......................................20
  Section 2.2.        Custody of Receivable Files....................................20
  Section 2.3.        Conditions Precedent to Issuance by Trust......................22
  Section 2.4.        Representations and Warranties of Seller.......................22
  Section 2.5.        Repurchase of Receivables Upon Breach of Warranty..............24
  Section 2.6.        Trustee's Assignment of Receivables............................24
  Section 2.7.        Collecting Lien Certificates...................................25

                         ARTICLE III
         ADMINISTRATION AND SERVICING OF RECEIVABLES
  Section 3.1.        Duties of the Servicer.........................................25
  Section 3.2.        Collection of Receivable Payments; Modifications of
                      Receivables; Lockbox Agreement.................................26
  Section 3.3.        Realization Upon Receivables...................................27
  Section 3.4.        Insurance......................................................28
  Section 3.5.        Maintenance of Security Interests in Vehicles..................28
  Section 3.6.        Covenants, Representations and Warranties of Servicer..........29
  Section 3.7.        Purchase of Receivables Upon Breach of Covenant................31
  Section 3.8.        Total Servicing Fee; Payment of Certain Expenses by
                      Servicer[; Backup Servicer Fee]................................32
  Section 3.9.        Servicer's Certificate.........................................32
  Section 3.10.       Annual Statement as to Compliance; Notice of Servicer
                      Termination Event..............................................32
  Section 3.11.       Annual Independent Accountants' Report.........................33
  Section 3.12.       Access to Certain Documentation and Information Regarding
                      Receivables....................................................33

                              i
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
  Section 3.13.       Monthly Tape[; Certain Duties of Backup Servicer]..............33
  Section 3.14.       Insurance......................................................34
  Section 3.15.       Compliance with Laws...........................................34
  Section 3.16.       Reports to the Commission......................................34

                          ARTICLE IV
          PAYMENTS; STATEMENTS TO CERTIFICATEHOLDERS
  Section 4.1.        Trust Accounts.................................................35
  Section 4.2.        Servicer Reimbursements........................................37
  Section 4.3.        Application of Collections.....................................37
  Section 4.4.        Additional Deposits............................................38
  Section 4.5.        Payments.......................................................38
  Section 4.6.        Net Deposits...................................................39
  Section 4.7.        Statements to Certificateholders...............................40


                          ARTICLE V
                       THE CERTIFICATES
  Section 5.1.        The Certificates...............................................41
  Section 5.2.        Authentication of Certificates.................................41
  Section 5.3.        Registration of Transfer and Exchange of Certificates..........41
  Section 5.4.        Mutilated, Destroyed, Lost or Stolen Certificates..............42
  Section 5.5.        Persons Deemed Owners..........................................43
  Section 5.6.        Access to List of Holders' Names and Addresses.................43
  Section 5.7.        Maintenance of Office or Agency................................43
  Section 5.8.        Book Entry Certificates........................................43
  Section 5.9.        Notices to Clearing Agency.....................................44
  Section 5.10.       Definitive Certificates........................................44

                          ARTICLE VI
                     THE RESERVE ACCOUNT
  Section 6.1.        Initial Deposit................................................45
  Section 6.2.        Deficiency Claim Amounts.......................................45
  Section 6.3.        Distribution of Excess.........................................45

                         ARTICLE VII
                          THE SELLER
  Section 7.1.        Liability of Seller............................................45
  Section 7.2.        Merger or Consolidation of the Seller..........................46
  Section 7.3.        Limitation on Liability of Seller and Others...................47
  Section 7.4.        Special Purpose Entity.........................................47
  Section 7.5.        Restrictions on Liens..........................................48

                              ii
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

  Section 7.6.        Creation of Indebtedness; Guarantees...........................48
  Section 7.7.        Compliance with Laws...........................................48
  Section 7.8         Further Instruments and Acts...................................49
  Section 7.9         Investment Company Act.........................................49

                         ARTICLE VIII
                         THE SERVICER
  Section 8.1.        Liability of the Servicer; Indemnities.........................49
  Section 8.2.        Merger or Consolidation of, or Assumption of the Obligations
                      of, the Servicer [or Backup Servicer]..........................50
  Section 8.3.        Limitation on Liability of Servicer[, Backup Servicer] and
                      Others.........................................................51
  Section 8.4.        Delegation of Duties...........................................52
  Section 8.5.        Servicer [and Backup Servicer] Not to Resign...................52

                          ARTICLE IX
                           TRUSTEE
  Section 9.1.        Acceptance by the Trustee......................................52
  Section 9.2.        Duties of the Trustee..........................................52
  Section 9.3.        The Trustee's Certificate......................................54
  Section 9.4.        The Trustee's Assignment of Purchased Receivables..............54
  Section 9.5.        Certain Matters Affecting the Trustee..........................54
  Section 9.6.        The Trustee Not Liable for Certificates or Receivables.........56
  Section 9.7.        The Trustee May Own Certificates...............................57
  Section 9.8.        The Trustee's Fees and Expenses................................57
  Section 9.9.        Eligibility Requirements for The Trustee.......................58
  Section 9.10.       Resignation or Removal of the Trustee..........................58
  Section 9.11.       Successor Trustee..............................................59
  Section 9.12.       Merger or Consolidation of or Assumption of Obligations of
                      the Trustee....................................................59
  Section 9.13.       Appointment of Co-Trustee or Separate Trustee..................60
  Section 9.14.       Representations and Warranties of the Trustee..................61
  Section 9.15.       Reports by the Trustee.........................................62
  Section 9.16.       Tax Returns....................................................62
  Section 9.17.       The Trustee May Enforce Claims Without Possession of
                      Certificates...................................................62

                          ARTICLE X
                 SERVICER TERMINATION EVENTS
  Section 10.1.       Servicer Termination Event.....................................62
  Section 10.2.       Consequences of a Servicer Termination Event...................63
  Section 10.3.       Appointment of Successor.......................................64
  Section 10.4.       Notification to Certificateholders.............................64
  Section 10.5.       Waiver of Past Defaults........................................65

                             iii




                          ARTICLE XI
                         TERMINATION
  Section 11.1.       Termination of the Trust.......................................65
  Section 11.2.       Optional Purchase of All Receivables...........................66

                         ARTICLE XII
                   MISCELLANEOUS PROVISIONS
  Section 12.1.       Amendment......................................................66
  Section 12.2.       Protection of Title to Trust...................................67
  Section 12.3.       Limitation on Rights of Certificateholders.....................69
  Section 12.4.       GOVERNING LAW..................................................70
  Section 12.5.       Severability of Provisions.....................................70
  Section 12.6.       Assignment.....................................................70
  Section 12.7.       Third-Party Beneficiaries......................................70
  Section 12.8.       Counterparts...................................................70
  Section 12.9.       Notices........................................................70
  Section 12.10.      Successors and Assigns.........................................71


                              iv

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                                 SCHEDULES

Schedule A        --       Schedule of Receivables
Schedule B        --       Representations and Warranties of the Seller



                                  EXHIBITS

Exhibit A         --       Form of Servicer's Certificate
Exhibit B         --       Request for Release and Receipt of Documents
Exhibit C         --       Form of Class A Certificates
Exhibit D         --       Form of Class B Certificates

         POOLING AND SERVICING AGREEMENT, dated as of ________ __, ____ (this "Agreement"), between PARAGON ACCEPTANCE CORPORATION, a Delaware corporation, in its individual capacity ("Paragon") and as Servicer (the "Servicer"), PARAGON AUTO RECEIVABLES CORPORATION, a Delaware corporation, as Seller (the "Seller"), and [NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association], as Trustee (in such capacity, the "Trustee") [and as Backup Servicer (in such capacity, the "Backup Servicer")].

         In consideration of the premises and of the mutual agreements herein contained, and other good and valuable consideration, the receipt of which is acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                 ARTICLE I
                                DEFINITIONS

         Section 1.1. Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Receivables Purchase Agreement (as defined below). Whenever capitalized and used in this Agreement, the following words shall have the following meanings:

         Accountants' Report: The report of a firm of nationally recognized independent accountants described in Section 3.11.

         Accounting Date: (a) The last day of a Collection Period and (b) with respect to a Payment Date or Determination Date, the last day of the Collection Period preceding such Payment Date or Determination Date (such date being referred to as the "related Accounting Date" with respect to such Payment Date or Determination Date).

         Administrative Receivable: With respect to any Collection Period, a Receivable that the Servicer is required to purchase pursuant to Section
3.7 on or before the Deposit Date following such Collection Period.

         Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Aggregate Principal Balance: With respect to the Closing Date, the Cutoff Date Principal Balance, and with respect to any Determination Date, the sum of the Principal Balances (computed as of the related Accounting
Date) for all Receivables (other than Liquidated Receivables and Purchased Receivables).

         Agreement:  This Agreement and all exhibits and schedules hereto.

         Amount Financed: With respect to a Receivable, the "amount financed" within the meaning of the Federal Truth-in-Lending Act, which is the aggregate amount of credit initially extended under such Receivable toward the purchase price of the related Financed Vehicle and related costs, including amounts of credit extended in respect of accessories, insurance premiums, service and warranty policies or contracts and other items customarily financed as part of motor vehicle retail installment contracts.

         Annual Percentage Rate or APR: With respect to a Receivable, the rate per annum of finance charges stated in such Receivable as the "annual percentage rate" (within the meaning of the Federal Truth-in-Lending Act); provided, however, that if, after the Closing Date, the annual percentage rate with respect to a Receivable as of the Closing Date is reduced as a result of (i) an insolvency proceeding involving the related Obligor or
(ii) the Soldiers' and Sailors' Civil Relief Act of 1940, the Annual Percentage Rate or APR shall refer to such reduced rate.

         Authorized Officer: means any officer within the Corporate Trust Office of Trustee, including any vice president, assistant vice president, secretary, assistant secretary or any other officer of Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Available Funds: With respect to any Determination Date, the sum of (i) the Collected Funds received by the Servicer during the related Collection Period, (ii) all Purchase Amounts with respect to Purchased Receivables deposited in the Collection Account since the preceding Determination Date and on or before the related Deposit Date, and (iii) all income from investments of funds in the Collection Account during the related Collection Period.

         [Backup Servicer: [ Norwest Bank Minnesota, National Association,] its successor in interest pursuant to Section 8.2 or such Person as shall have been appointed as Backup Servicer pursuant to Section 10.3.]

         [Backup Servicer Fee: With respect to any Payment Date, the fee payable to the Backup Servicer for services rendered during the related Collection Period, as specified in a separate fee letter between the Backup Servicer and Paragon.]

         Basic Servicing Fee: With respect to any Payment Date, the fee payable to the Servicer for services rendered during the related Collection Period, which shall be equal to one-twelfth of 1.00% multiplied by the Aggregate Principal Balance as of the open of business on the first day of the related Collection Period.

         Book Entry Certificates: means beneficial interests in the definitive Certificates described in Section 5.8, the ownership of which shall be evidenced, and transfers of which shall be made, through book entries by a Clearing Agency as described in Section 5.8.

         Business Day: Any day other than a Saturday, Sunday or other day on which commercial banking institutions or trust companies in St. Louis, Missouri, Los Angeles, California, New York, New York, Minneapolis, Minnesota or the principal place of business of any successor Servicer or successor Trustee are authorized or obligated by law or order to be closed.

         Certificate: Any one of the Class A Certificates or Class B Certificates executed on behalf of the Trust and issued pursuant to this Agreement in substantially the form set forth in Exhibit C or D to this Agreement, respectively.

         Certificate Balance: As of any date of determination, the sum the Class A Certificate Balance and the Class B Certificate Balance.

         Certificate Majority: As of any date of determination, Holders of Class A Certificates and Class B Certificates representing more than 50% of the Certificate Balance.

         Certificate Owner: means, with respect to a Book Entry
Certificate, the Person who is the owner of such Book Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules, regulations and procedures of such Clearing Agency).

         Certificate Register: means the register maintained by Trustee for the registration of Certificates and of transfers and exchanges of Certificates as provided in Section 5.3.

         Certificated Security: As defined in Section 8-102(a)(4) of Revised
Article 8.

         Certificateholder or Holder:  Registered holders of Certificates.

         Class:  A class of Certificates.

         Class A Certificate: Any Certificate executed on behalf of the Trust and issued pursuant to this Agreement in substantially the form set forth in Exhibit C hereto.

         Class A Certificate Balance: Initially, $____________ and, thereafter, an amount equal to the initial Class A Certificate Balance reduced by all amounts distributed to the Class A Certificateholders that are allocable to principal.

         Class A Certificate Factor: As of any Payment Date, a seven-digit decimal figure equal to the Class A Certificate Balance as of the close of business on such Payment Date divided by the initial Class A Certificate Balance.

         Class A Interest Carryover Shortfall: As of the close of business on any Payment Date, an amount equal to (i) the Class A Interest Payment

Amount for such Payment Date, minus (ii) the amount of interest that the holders of the Class A Certificates actually received on such Payment Date.

         Class A Interest Payment Amount: With respect to any Payment Date, the sum of (i) for the initial Payment Date, 44 days of interest and for any Payment Date thereafter, 30 days of interest, in each case calculated on the basis of a 360-day year consisting of twelve 30-day months, at the Class A Interest Rate on the Class A Certificate Balance as of the close of business on the Cutoff Date (with respect to the initial Payment Date) or the related Accounting Date (with respect to each Payment Date after the initial Payment Date), plus (ii) any outstanding Class A Interest Carryover Shortfall with respect to the preceding Payment Date, plus 30 days of interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Interest Rate.

         Class A Interest Rate: ___% per annum, calculated on a basis of a 360-day year consisting of twelve 30-day months.

         Class A Payment Amount: On any Payment Date, the sum of the Class A Principal Payment Amount and the Class A Interest Payment Amount.

         Class A Percentage: ____%.

         Class A Principal Carryover Shortfall: As of the close of business on any Payment Date, an amount equal to (i) the Class A Principal Payment Amount, minus (ii) the amount of principal that the holders of the Class A Certificates actually received on such Payment Date.

         Class A Principal Payment Amount: With respect to any Payment Date, without duplication, the sum of: (i) the Class A Percentage of the sum of: (A) the principal portion of all Collected Funds for the related Determination Date (other than Collected Funds received with respect to Liquidated Receivables following the respective dates such Receivables became Liquidated Receivables), (B) the Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period (other than Purchased Receivables) as determined on the respective dates such Receivables became Liquidated Receivables, (C) the principal portion of the Purchase Amount of all Receivables that became Purchased Receivables as of the related Accounting Date, and (D) the aggregate amount of Cram Down Losses that shall have been realized during the related Collection Period; plus (ii) any Class A Principal Carryover Shortfall with respect to the preceding Payment Date; provided, however, that on the Final Scheduled Payment Date, the Class A Principal Payment Amount shall equal the Class A Certificate Balance.

         Class B Certificate: Any Certificate executed on behalf of the Trust and issued pursuant to this Agreement in substantially the form set forth in Exhibit D hereto.

         Class B Certificate Balance: Initially, $____________ and, thereafter, an amount equal to the initial Class B Certificate Balance reduced by all amounts distributed to the Class B Certificateholders that are allocable to principal.

         Class B Certificate Factor: As of any Payment Date, a seven-digit decimal figure equal to the Class B Certificate Balance as of the close of business on such Payment Date divided by the initial Class B Certificate Balance.

         Class B Interest Carryover Shortfall: As of the close of business on any Payment Date, an amount equal to (i) the Class B Interest Payment Amount for such Payment Date, minus (ii) the amount of interest that the holders of the Class B Certificates actually received on such Payment Date.

         Class B Interest Payment Amount: With respect to any Payment Date, the sum of (i) for the initial Payment Date, 44 days of interest and for any Payment Date thereafter, 30 days of interest, in each case calculated on the basis of a 360-day year consisting of twelve 30-day months, at the Class B Interest Rate on the Class B Certificate Balance as of the close of business on the Cutoff Date (with respect to the initial Payment Date) or the related Accounting Date (with respect to each Payment Date after the initial Payment Date), plus (ii) any outstanding Class B Interest Carryover Shortfall with respect to the preceding Payment Date, plus 30 days of interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Interest Rate.

         Class B Interest Rate: ___% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Class B Payment Amount: On any Payment Date, the sum of the Class B Interest Payment Amount and the Class B Principal Payment Amount.

         Class B Percentage: ___%.

         Class B Principal Carryover Shortfall: As of the close of business on any Payment Date, an amount equal to (i) the Class B Principal Payment Amount, minus (ii) the amount of principal that the holders of the Class B Certificates actually received on such Payment Date.

         Class B Principal Payment Amount: With respect to any Payment Date, without duplication, the sum of: (i) the Class B Percentage of the sum of: (A) the principal portion of all Collected Funds for the related Determination Date (other than Collected Funds received with respect to Liquidated Receivables following the respective dates such Receivables became Liquidated Receivables), (B) the Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period (other than Purchased Receivables) as determined on the respective dates such Receivables became Liquidated Receivables, (C) the principal portion of the Purchase Amount of all Receivables that became Purchased Receivables as of the related Accounting Date, and (D) the aggregate amount of Cram Down Losses that shall have been realized during the related Collection Period; plus (ii) any Class B Principal Carryover Shortfall with respect to the preceding Payment Date; provided, however, that on the Final Scheduled Payment Date, the Class B Principal Payment Amount shall equal the Class B Certificate Balance.

         Clearing Agency: means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act, as amended.

         Clearing Agency Participant: means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.


        Clearing Corporation:  As defined in Section 8-102(3) of Old Article 8.

        Closing:  As defined in Section 2.1(d).

        Closing Date: ________  __, ____.

        Code: means the Internal Revenue Code of 1986 and the Treasury Regulations promulgated thereunder.

         Collected Funds: With respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables received by the Servicer during the related Collection Period, including all Liquidation Proceeds collected during the related Collection Period (but excluding any Purchase Amounts) and all amounts paid by the Dealers under Dealer Agreements or Dealer Assignments with respect to the Receivables during the related Collection Period.

         Collection Account: The account designated as the Collection Account in, and which is established and maintained pursuant to, Section 4.1.

         Collection Period: (a) A calendar month and (b) with respect to a Payment Date or Determination Date, the calendar month preceding the month in which such Payment Date or Determination Date occurs (such calendar month being referred to as the "related Collection Period" with respect to such Payment Date or Determination Date).

         Commission: means the Securities and Exchange Commission.

         Computer Tape: The computer tape or diskette generated on behalf of the Seller that provides information relating to the Receivables.

         Control: With respect to any Federal Book Entry Security, the Trustee shall have obtained control if:

                  (i) the Trustee is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such Federal Book Entry Security, and such Federal Reserve Bank has indicated by book entry that such Federal

         Book Entry Security has been credited to the Trustee's securities account in such book entry system; or

                  (ii) (a) the Trustee (1) is registered on the records of a Securities Intermediary as the person having a Securities Entitlement in respect of such Federal Book Entry Security against such Securities Intermediary; or (2) has obtained the agreement, in writing, of the Securities Intermediary for such Securities Entitlement that such Securities Intermediary will comply with Entitlement Orders of the Trustee without further consent of any other Person; and (b) the Securities Intermediary is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such Federal Book Entry Security; and (c) such Federal Reserve Bank has indicated by book entry that such Federal Book Entry Security has been credited to the Securities Intermediary's securities account in such book entry system.

         Controlling Party: The Trustee for the benefit of the Certificate-holders.

         Corporate Trust Office: The principal office of the Trustee at which its corporate trust business shall be administered, which office at the Closing Date is located at [Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070, Attention: Corporate Trust Services/Asset-Backed Administration]; or such other address or the Trustee may designate from time to time by notice to the Certificateholders and the Seller.

         Cram Down Loss: With respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Scheduled Payments to be made on a Receivable, an amount equal to the principal balance of such Receivable immediately prior to such order, minus the principal balance of such Receivable as so reduced. A "Cram Down Loss" shall be deemed to have been realized on the date of issuance of such order.

         [CTS: ContiTrade Services L.L.C., a Delaware limited liability company.]

         [CTS Liens: The security interests in the Receivables and other Trust Property granted by Paragon as debtor/seller in favor of CTS as secured party/purchaser in connection with the Warehouse Credit and Servicing Agreement, dated as of March 29, 1996, as amended, between Paragon and CTS.]

         Cumulative Net Loss Ratio: With respect to any Determination Date, the fraction (expressed as a percentage) the numerator of which is equal to the sum of (i) the Principal Balance of all Receivables that have become Liquidated Receivables as of the related Accounting Date less all Liquidation Proceeds and recoveries received with respect to such Receivables and (ii) the aggregate Cram Down Losses with respect to the Receivables as of the related Accounting Date, and the denominator of which is equal to the Aggregate Principal Balance as of the Cutoff Date.

         Cutoff Date:  The close of business on _______  __, ___-.

         Cutoff Date Principal Balance:  $_______________.

         DCR: Duff & Phelps Credit Rating Co., or any successor thereto.

         Dealer: A seller of new or used automobiles, light trucks or sports utility vehicles that originated one or more of the Receivables and sold the respective Receivable to Paragon under a Dealer Agreement or Dealer Assignment.

        Dealer Agreement: An agreement between Paragon and a Dealer relating to the sale of retail installment contracts to Paragon and all documents and instruments relating thereto.

         Dealer Assignment: With respect to a Receivable, the assignment executed by a Dealer conveying such Receivable to Paragon.

         Deemed Cured: As of any Determination Date, with respect to a Trigger Event that has occurred, that no Trigger Event shall have occurred as of such Determination Date or as of either of the two consecutively preceding Determination Dates.

         Deficiency Claim Amount:  As defined in Section 6.2.

         Definitive Certificates: As defined in Section 5.8.

         Delinquency Ratio: With respect to any Determination Date, the fraction (expressed as a percentage) the numerator of which is the Principal Balance of all Receivables, of which 10% or more of any Scheduled Payment (including any Receivable for which the related Financed Vehicle has been repossessed but not yet sold by the Servicer) is 60 or more days past due as of the related Accounting Date, and the denominator of which is the Aggregate Principal Balance.

         Delivery: When used with respect to Trust Account Property, "Delivery" means:

                  (i) with respect to Physical Property other than a "certificated security" as defined under Old Article 8, transfer thereof to the Trustee or its nominee or custodian by physical delivery to the Trustee or its nominee or custodian endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank;

                  (ii) with respect to a "certificated security" as defined under Old Article 8 that will, upon compliance with the following procedures, be held by a Person located in an Old Article 8 Jurisdiction, transfer thereof:

                           (A) by delivery of such certificated security
                  endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank to a Financial Intermediary, and the making by such Financial Intermediary of entries on its books and records identifying such certificated security as belonging to the Trustee or its nominee or custodian and the sending by such Financial Intermediary of a confirmation of the transfer to the Trustee or its nominee or custodian of such certificated security; or

                           (B)(1) by delivery thereof to a Clearing
                  Corporation and the registering by such Clearing Corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a Financial Intermediary by the amount of such certificated security, (2) the identification by the Clearing Corporation of the certificated securities for the sole and exclusive account of the Financial Intermediary, (3) the maintenance of such certificated securities by such Clearing Corporation or a "custodian bank" (as defined in Section 8-102(4) of Old Article 8) or the nominee of either subject to the Clearing Corporation's exclusive control, (4) the sending of a confirmation by the Financial Intermediary of the transfer to the Trustee or its nominee or custodian of such securities and the registering by such Financial Intermediary of entries on its books and records identifying such certificated security as belonging to the Trustee or its nominee or custodian, and, in any event, any such Physical Property in registered form shall be in the name of the Trustee or its nominee or custodian, and (5) such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Trustee or its nominee or custodian, consistent with applicable law or regulations or the interpretation thereof;

                  (iii) with respect to a Certificated Security that will, upon compliance with the following procedures, be held by a person located in a Revised Article 8 Jurisdiction, transfer of such Certificated Security to the Trustee or its nominee or custodian by physical delivery to the Trustee or its nominee or custodian, endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank;

                  (iv) with respect to any such Trust Account Property that constitutes an "uncertificated security" under Old Article 8 (and that is not a Federal Book Entry Security) and where the issuer thereof is organized in an Old Article 8 Jurisdiction, registration of the transfer to, and ownership of such Trust Account Property by the Trustee or any Financial Intermediary acting on behalf of the Trustee by the issuer of such Trust Account Property, and (B) in the case of registration in the name of any Financial Intermediary, (1) the making by any such Financial Intermediary of entries in its books and records identifying such uncertificated security as belonging to the Trustee, and (2) delivery by any such Financial Intermediary to the Trustee of a written confirmation of the transfer of the uncertificated securities to the Trustee; and

                  (v) with respect to any such Trust Account Property that constitutes an Uncertificated Security (including any investments in money market mutual funds, but excluding any Federal Book Entry Security) and where the issuer thereof is organized in a Revised
         Article 8 Jurisdiction, (A) registration of the Trustee as the registered owner by the issuer, or (B) satisfaction of the requirements for obtaining "control" pursuant to Section 8-106(c)(2) of Revised Article 8.

         Deposit Date: With respect to any Determination Date, the Business Day preceding such Determination Date.

         Depository Agreement: means the agreement, dated the Closing Date, between Seller, Servicer, Trustee and the initial Clearing Agency.

         Determination Date: With respect to any Payment Date, the eighth day of the calendar month in which such Payment Date occurs (or, if such day is not a Business Day, the next Business Day).

         Electronic Ledger: The electronic master record of the retail installment contracts of the Servicer.

         Eligible Account: (i) A segregated trust account that is maintained with the corporate trust department of a depository institution, or (ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, any of the States thereof or the District of Columbia having a certificate of deposit, short-term deposit or commercial paper rating of at least ["D-1" by DCR (or, if not rated by DCR, "A-l" by S&P or "P-1" by Moody's)].

         Eligible Investments:   Any one or more of the following types of
investments:

                  (a) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States;

                  (b) demand or time deposits in, certificates of deposit of, demand notes of, or bankers' acceptances issued by any depository institution or trust company organized under the laws of the United States or any State and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Trustee or any agent of the Trustee acting in their respective commercial capacities); provided, however, that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated in one of the two highest short-term rating categories by [DCR (or, if not rated by DCR, in one of the two highest short-term rating categories by S&P or Moody's)];

                  (c) repurchase obligations pursuant to a written agreement (i) with respect to any obligation described in clause
         (a) above, where the Trustee has taken actual or constructive delivery of such obligation in accordance with Section 4.1, and
         (ii) entered into with a depository institution or trust company organized under the laws of the United States or any

         State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated in one of the two highest short-term rating categories by [DCR (or, if not rated by DCR, in one of the two highest short-term rating categories by S&P or Moody's)] (including, if applicable, the Trustee, or any agent of the Trustee acting in its commercial capacity);

                  (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State whose long-term unsecured debt obligations are rated in one of the two highest long-term rating categories by [DCR (or, if not rated by DCR, in one of the two highest long-term rating categories by S&P or Moody's)] at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation shall not be Eligible Investments with respect to the Collection Account to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the Collection Account to exceed 10% of the Eligible Investments held in the Collection Account (with Eligible Investments held in the Collection Account valued at par);

                  (e) commercial paper that (i) is payable in United States dollars and (ii) is rated in one of the two highest short-term rating categories by [DCR (or, if not rated by DCR, in one of the two highest short-term rating categories by S&P or Moody's)];

                  (f) money market mutual funds that are rated in the highest credit rating category by [Moody's or S&P]; or

                  (g) any other demand or time deposit, obligation, security or investment as may be acceptable to the Rating Agency, as evidenced by the prior written consent of the Rating Agency.

Any such Eligible Investments may be purchased by or through the Trustee or any of its Affiliates.

         Eligible Servicer: Paragon[, the Backup Servicer] or another Person that, at the time of its appointment as Servicer, (i) is servicing a portfolio of motor vehicle retail installment contracts and/or motor vehicle installment loans comparable to the Receivables, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability to service with reasonable skill and care a portfolio of motor vehicle retail installment contracts and/or motor vehicle installment loans similar to the Receivables, (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software that the Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software that is adequate to perform its duties and responsibilities under this Agreement and (v) has been approved by Certificateholders constituting a Certificate Majority.

         Entitlement Order: As defined in Section 8-102(a)(8) of Revised
Article 8.

         Executive Officer: With respect to any corporation, the President, Chief Financial Officer or any Vice President.

         Federal Book Entry Security: An obligation (i) issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association, or any other direct obligation of, or obligation fully guaranteed as to timely payment or principal and interest by, the United States of America, that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, and (ii) the perfection of a security interest in which is governed pursuant to federal regulations by Revised Article 8.

         Final Scheduled Payment Date: _______ __, 20__ (or, if such day is not a Business Day, the next Business Day).

         Financed Vehicle: A new or used automobile, light truck or sports utility vehicle, together with all accessories thereto, securing or purporting to secure an Obligor's indebtedness under a Receivable.

         Financial Asset: As defined in Section 8-102(a)(9) of Revised
Article 8.

         Financial Intermediary: As defined in Section 8-313(4) of Old
Article 8.

         Floor Amount: The lesser of (i) the Certificate Balance and (ii) $500,000.

         Governmental Authority: Any court or federal or state regulatory body, administrative agency or other tribunal or other governmental instrumentality.

         Independent Accountants:  As defined in Section 3.11.

         Insolvency Event: With respect to a specified Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         Instruments: As defined in Section 9-105(l)(i) of Revised Article 8.

         Insurance Policy: With respect to a Receivable, any insurance policy benefiting the holder of the Receivable and providing loss or physical damage, credit life, accident and health, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the related Obligor.

         Investment Property: As defined in Section 9-115(1)(f) of Revised
Article 8.

         Lien: Any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

         Lien Certificate: With respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party that indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

         Liquidated Receivable: With respect to any Collection Period, a Receivable as to which (i) the related Financed Vehicle has been repossessed and sold by the Servicer, (ii) at least 10% of any Scheduled Payment has become 120 or more days delinquent, or (iii) the Servicer has determined in good faith that all amounts it expects to recover with respect thereto have been received. Any Receivable that becomes a Purchased Receivable on or before the related Deposit Date shall not be a Liquidated Receivable.

         Liquidation Proceeds: With respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from the Reserve Account) net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the related Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

         Lockbox Account:  As defined in Section 3.2(d).

         Lockbox Agreement:  As defined in Section 3.2(d).

         Lockbox Bank:  As defined in Section 3.2(d).

         Monthly Records: All records and data maintained by the Servicer with respect to the Receivables and the Obligors, including the following with respect to each Receivable: the account number; the identity of the originating Dealer; Obligor name, Obligor address; Obligor home phone number; Obligor business phone number (if any); original Amount Financed or Principal Balance; original total of payments; original term; Annual Percentage Rate; current balance; pay off balance;

current remaining term; contract origination date; first payment date; final scheduled payment date; next payment due date; collateral description; days currently delinquent; new/used classification; amount of the Scheduled Payment; and past due late charges, if any.

         Moody's: Moody's Investors Service, Inc., or any successor thereto.

         Obligor: With respect to a Receivable, the purchaser or the co-purchasers of the related Financed Vehicle and any other Person or Persons who are primarily or secondarily obligated to make payments under such Receivable.

         Officer's Certificate:  A certificate signed by an Executive Officer.

         Old Article 8: Article 8 of the UCC as in effect in the State of Missouri as of the date hereof.

         Old Article 8 Jurisdiction: A jurisdiction which has not adopted Revised Article 8.

         Opinion of Counsel: A written opinion of counsel reasonably acceptable in form and substance and from counsel acceptable to the Servicer and, if such opinion or a copy thereof is required to be delivered to the Trustee, reasonably acceptable (as to form and substance) to it.

         Paragon: As defined in the first paragraph of this Agreement.

         Payment Amount: With respect to a Payment Date, the sum of (i) the Available Funds as of the related Determination Date, plus (ii) the Deficiency Claim Amount, if any, with respect to such Payment Date.

         Payment Date: The 15th day of each calendar month, or if such 15th day is not a Business Day, the next Business Day, commencing ________ 15, ____ and including the Final Scheduled Payment Date.

         Permitted Lien: (i) the Lien in favor of the Trust, (ii) the Lien in favor of the Trustee for the benefit of the Certificateholders, (iii) the restrictions on transferability imposed by the Related Documents and
(iv) inchoate Liens for taxes not yet payable and mechanics' or suppliers' liens for services or materials supplied the payment of which is not yet overdue.

         Person: Any legal person, including any individual, corporation, partnership, limited liability company, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Physical Property: Personal property constituting Instruments or constituting "certificated securities" under Old Article 8, including bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that are susceptible of physical delivery.

         Pre-Computed Receivable: Any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related Receivable as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method or are monthly actuarial receivables.

         Principal Balance: With respect to any Receivable, as of any date, the Amount Financed minus (i) in the case of a Pre-Computed Receivable, that portion of all payments (including all Scheduled Payments and any prepayments in full or partial prepayment) received on or prior to such date and allocable to principal in accordance with the actuarial method,
(ii) in the case of a Simple Interest Receivable, that portion of all payments (including all Scheduled Payments and any prepayments in full or partial prepayment) received on or prior to such date and allocable to principal in accordance with the simple interest method, and (iii) any Cram Down Loss in respect of such Receivable.

         Purchase Amount: With respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable as of the Accounting Date as of which such Receivable is to be purchased.

         Purchased Receivable: With respect to any Collection Period, any Warranty Receivable or Administrative Receivable as to which the Purchase Amount has been deposited in the Collection Account by or on behalf of the Seller or the Servicer, as applicable, on or before the related Deposit Date and any Receivable purchased by the Servicer pursuant to Section 9.1 as to which the Purchase Amount has been deposited in the Collection Account by or on behalf of the Servicer.

         Rating Agency: ___, so long as ___ maintains a rating on the Class A Certificates and the Class B Certificates; and if ___ no longer maintains a rating on the Class A Certificates or Class B Certificates, such other nationally recognized statistical rating organization selected by the Seller.

         Rating Agency Condition: With respect to any action, that the Rating Agency shall have been given prior notice thereof and that the Rating Agency shall have notified Paragon, the Seller, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Class A Certificates or the Class B Certificates.

         Receivable: A retail installment contract (and related security agreement) for a new or used automobile, light truck or sports utility vehicle (and all accessories thereto) that is included in the Schedule of Receivables, and all rights and obligations under such a contract.

         Receivable File: The documents, electronic entries, instruments and writings listed in Section 2.2 pertaining to a particular Receivable.


         Receivables Purchase Agreement: The Receivables Purchase Agreement, dated as of ________ __, ____, between the Seller and Paragon.

         Record Date:  The Business Day preceding the related Payment Date.

         Registrar of Titles: With respect to any state, the Governmental Authority responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

         Related Documents: This Agreement, the Certificates, the
Receivables Purchase Agreement, the Certificate of Incorporation of Paragon Auto Receivables Corporation and the other agreements executed in connection with the Closing. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

         Reserve Account: The Reserve Account established and maintained pursuant to Section 4.1(a)(ii).

         Reserve Account Required Amount: With respect to a Payment Date, the greater of (i) 5% of the Certificate Balance as of the related Accounting Date and (ii) the Floor Amount; provided, however, that if a Trigger Event has occurred and has not been Deemed Cured as of such Payment Date, the Reserve Fund Required Amount shall be 10% of the Certificate Balance as of the related Accounting Date.

         Responsible Officer: When used with respect to the Trustee, any officer of the Trustee assigned by the Trustee to administer its corporate trust affairs relating to the Trust. When used with respect to any other Person that is not an individual, the President, any Vice-President or Assistant Vice-President or the Controller of such Person, or any other officer or employee having similar functions.

         Revised Article 8: UCC, Revised Article 8, Investment Securities (with conforming and miscellaneous amendments to Articles 1, 3, 4, 5, 9 and
10), 1994 Official Text, as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws. Unless the context requires otherwise, "Revised Article 8" means such version in the form in which it is adopted in the applicable jurisdiction.

         Revised Article 8 Jurisdiction: A jurisdiction which has adopted Revised Article 8.

         S&P: Standard & Poor's a division of the McGraw-Hill Companies, Inc., or any successor thereto.

         Schedule of Receivables: The schedule of all retail installment contracts sold and transferred to the Trust on the Closing Date attached hereto as Schedule A, as it may be amended from time to time, including to remove Purchased Receivables pursuant to Section 2.6.

         Schedule of Representations: The Schedule of Representations and Warranties of the Seller attached as Schedule B.

         Scheduled Payment: With respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor thereon in such Collection Period. If, after the Closing Date, the Obligor's obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) the Soldiers' and Sailors' Civil Relief Act of 1940 or (iii) modifications or extensions of the Receivable permitted by Section 3.2(b) or 3.2(c), the Scheduled Payment with respect to such Collection Period shall refer to the Obligor's payment obligation with respect to such Collection Period as so modified.

         Securities Account: As defined in Section 8-501(a) of Revised
Article 8.

         Securities Act:  The Securities Act of 1933, as amended.

         Securities Entitlement: As defined in Section 8-102(a)(17) of Revised Article 8.

         Securities Intermediary: As defined in Section 8-102(a)(14) of Revised Article 8.

         Seller:  As defined in the first paragraph of this Agreement.

         Servicer: Paragon Acceptance Corporation, a Delaware corporation, its successor in interest pursuant to Section 8.2 or, after any termination of the Servicer upon a Servicer Termination Event[, the Backup Servicer] or any other successor Servicer.

         Servicer Termination Event:  An event described in Section 10.1.

         Servicer's Certificate: With respect to each Determination Date, a certificate, completed by and executed on behalf of the Servicer, in accordance with Section 3.9, substantially in the form attached as Exhibit A.

         Simple Interest Receivable: Any Receivable under which principal and interest is allocated according to the simple interest method.

         Supplemental Servicing Fee: With respect to any Collection Period, all administrative fees, expenses and charges paid by or on behalf of Obligors, including any late fees, NSF fees and liquidation fees collected on the Receivables during such Collection Period and reimbursement of any personal property taxes assessed on repossessed Financed Vehicles paid by the Servicer.

         Total Servicing Fee: The sum of the Basic Servicing Fee and the Supplemental Servicing Fee.

         Trigger Event: With respect to any Determination Date, (a) the average of the Delinquency Ratios for the three preceding Collection Periods exceeds ____% or (b) the Cumulative Net Loss Ratio exceeds the percentage shown opposite the number of the applicable Determination Date (after the Closing Date) below:


     Determination Date                     Cumulative Net Loss Ratio
     ------------------                     -------------------------
     (after the Closing Date)
     1st through 12th                                   %
     13th through 18th                                  %
     19th through 24th                                  %
     25th through 30th                                  %
     31st and on                                        %

         Trust:  As defined in the first paragraph of this Agreement.

         Trust Account: As defined in Section 4.1(b).

         Trust Account Property: The Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise) and all proceeds of the foregoing.

         Trust Property: The property and proceeds conveyed pursuant to
Section 2.1, together with certain monies paid after the Cutoff Date with respect to the Receivables, the Trust Accounts (including all Eligible Investments therein and all proceeds therefrom), the rights of the Trust under this Agreement and the rights of the Seller under the Receivables Purchase Agreement.

         Trustee: As defined in the first paragraph of this Agreement.

         Trustee Fee: With respect to any Payment Date, the fee payable to the Trustee for services rendered during the related Collection Period.

         Uncertificated Security: As defined in Section 8-102(a)(18) of Revised Article 8.

         UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction.

         Warranty Receivable: With respect to any Collection Period, a Receivable that the Seller has become obligated to repurchase pursuant to
Section 2.5.

        Section 1.2. Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural includes the singular, words importing one gender include the other gender, references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form, references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement, references to Persons include their permitted successors and assigns, and the terms "include" or "including" mean "include without limitation" or "including without limitation."

         Section 1.3. Calculations. All calculations of the amount of interest accrued on the Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months. All references to the Principal Balance of a Receivable as of an Accounting Date shall refer to the close of business on such day.

         Section 1.4. Section References. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

         Section 1.5. Action by or Consent of Certificateholders. Whenever any provision of this Agreement refers to action to be taken or consented to by Certificateholders, such provision shall be deemed to refer to Certificateholders of record as of the Record Date preceding the date on which such action is to be taken or consent given by Certificateholders. Solely for purposes of any action to be taken or consented to by Certificateholders, any Certificate registered in the name of Paragon, the Seller or any Affiliate thereof shall be deemed not to be outstanding; provided, however, that, solely for the purpose of determining whether the Trustee is entitled to rely upon any such action or consent, only Certificates that the Trustee knows to be so owned shall be so disregarded.

         Section 1.6. No Recourse. No recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of Paragon, the Seller, the Servicer, [the Backup Servicer,] or the Trustee or of any predecessor or successor of Paragon, the Seller, the Servicer[, the Backup Servicer] or the Trustee.

         Section 1.7. Nonpetition Covenant. Until one year and one day following the payment in full of all amounts due in respect of the Certificates, none of the Seller, the Servicer, the Trustee[, the Backup Servicer] nor Paragon shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller or the Trust.

                                 ARTICLE II
              CONVEYANCE OF RECEIVABLES; ACCEPTANCE BY TRUSTEE

         Section 2.1. Conveyance of Receivables. (a) Subject to the terms and conditions of this Agreement, the Seller hereby sells, transfers, assigns and otherwise conveys to the Trust, without recourse (but without limitation of its obligations under this Agreement): (1) all of the right, title and interest of the Seller in and to the Receivables and all monies due or received thereunder or in respect thereof after the Cutoff Date (including all Liquidation Proceeds and recoveries received with respect to such Receivables); and (2) all of the right, title and interest of Paragon and the Seller in and to (i) the security interests of Paragon and the Seller in the related Financed Vehicles and any other interest of Paragon and the Seller in the related Financed Vehicles, including the certificates of title with respect to such Financed Vehicles, (ii) the Insurance Policies and any proceeds from any Insurance Policies relating to the Receivables, the Obligors or the related Financed Vehicles, including rebates or refunds of premiums, (iii) the rights of Paragon and the Seller against Dealers with respect to the Receivables under the Dealer Agreements and the Dealer Assignments, (iv) the rights of the Seller under the Receivables Purchase Agreement, (v) all funds on deposit from time to time in the Collection Account and the Reserve Account, including all income thereon and proceeds thereof, and (vi) all proceeds and investments of any of the foregoing, all present and future claims, demands, causes and chooses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any of the foregoing.

         (b) It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables and the other Trust Property from the Seller to the Trust and the beneficial interest in and title to the Receivables and the other Trust Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. If, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, the Seller hereby grants a first priority security interest to the Trust in the property referred to in this Section 2.1, and this Agreement shall constitute a security agreement. The execution and delivery of this Agreement shall constitute an acknowledgment by the Seller and the Trustee on behalf of the Certificateholders that they intend to establish (for federal income tax purposes) a trust, rather than an association taxable as a corporation. The powers granted and obligations undertaken in this Agreement shall be construed so as to further such intent.

         (c) The Seller hereby directs the Trust to, and the Trust does hereby, accept the Trust Property conveyed by the Seller to the Trust pursuant to this Section 2.1.

         (d) The conveyance of the Receivables and the other Trust Property with respect thereto shall take place at a closing (the "Closing") at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 on the Closing Date.

         Section 2.2.  Custody of Receivable Files.

         (a) Simultaneously with the execution and delivery of this Agreement and the sale, transfer and assignment of the Receivables and the other Trust Property to the Trust pursuant to this Agreement, the Seller shall deliver the following documents or instruments in its possession to the Trustee, other than the documents referred to in clause (iii) which shall be delivered no later than 30 days following the Closing Date:

                  (i) The fully executed original of the Receivable (together with any agreements modifying the Receivable including any extension agreements, provided that the Trustee shall not have to certify the receipt of any such agreements modifying or extending the Receivable);

                  (ii) The original credit application, or a copy thereof, of each Obligor, fully executed by each such Obligor; and

                  (iii) The original Lien Certificate (when received) and any such other documents, if any, that Paragon keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of Paragon as first lienholder or secured party (including any Lien Certificate received by Paragon), or, if such original Lien Certificate has not yet been received, a copy of the application therefor, if any, showing Paragon as secured party.

         (b) Upon payment in full of any Receivable, the Servicer shall notify the Trustee pursuant to a certificate of an officer of the Servicer in the form of Exhibit B hereto and shall request delivery of the Receivable and the Receivable File to the Servicer. From time to time as appropriate for servicing and enforcing any Receivable, the Trustee shall, upon written request of an officer of the Servicer and delivery to the Trustee of a receipt signed by such officer cause the original Receivable and the Receivable File to be released to the Servicer. The Servicer's receipt of a Receivable and/or a Receivable File shall obligate the Servicer to return the original Receivable and Receivable File to the Trustee when its need by the Servicer has ceased, unless the Receivable is repurchased as described in Section 2.5 or Section 3.7.

         (c) The Trustee shall maintain the Receivable Files it has received at its principal office or at such other office as shall from time to time be identified to the Servicer, and the Trustee will hold such Receivable File in such office on behalf of the Certificateholders, clearly identified as being separate from any other instruments and files on its records, including other instruments and files held by the Trustee. Each Receivable shall be identified on the books and records of the Trustee in a manner that (i) is consistent with practices of a commercial bank acting in the capacity of custodian with respect to similar receivables and (ii) is otherwise necessary, as reasonably determined by the Trustee, to comply with the terms of this Agreement.

         Section 2.3. Conditions Precedent to Issuance by Trust. As conditions to the Trustee's authentication and delivery of the Certificates on the Closing Date, the Trustee shall have received the following on or before the Closing Date:

                  (a) The Schedule of Receivables certified by an Executive Officer of the Seller;

                  (b) The acknowledgment (including an exceptions listing, if any) of the Trustee stating that it holds the Receivable Files relating to the Receivables and has reviewed such Receivable Files and such Receivable Files contain the items set forth in Section 2.2(i), (ii) and (iii);

                  (c) Copies of resolutions of the Board of Directors of the Seller approving the execution, delivery and performance of the Seller's Related Documents and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of the Seller;

                  (d) Copies of resolutions of the Board of Directors of Paragon approving the execution, delivery and performance of its Related Documents and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of Paragon; and

                  (e) Opinions from Mayer, Brown & Platt and Nancy C. Ferguson, General Counsel of Paragon, and Hudson Cook, LLP with respect to the Trust's first priority perfected security interest or ownership interest in the Receivables and the Financed Vehicles and copies of any financing statements which have been or will be attached to such opinions.

         Section 2.4. Representations and Warranties of Seller. By its execution of this Agreement, the Seller makes the following representations and warranties on which the Trust relies in accepting the Receivables and the other Trust Property and in issuing the Certificates and on which the Trustee relies in authenticating the Certificates. Unless otherwise specified, such representations and warranties speak as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Trust.

         (a) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations are true and correct in all material respects.

         (b) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

         (c) Due Qualification. The Seller is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would have a material adverse effect on (i) the Seller's ability to transfer the Receivables and the other Trust Property to the Trust pursuant to this Agreement, (ii) the validity or enforceability of the Receivables and the other Trust Property or (iii) the Seller's ability to perform its obligations hereunder and under its Related Documents.

         (d) Power and Authority. The Seller has the power and authority to execute and deliver its Related Documents and to carry out their terms; the Seller has power and authority to sell and assign the Receivables and the other Trust Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to and deposit with the Trust by all necessary corporate action; and the execution, delivery and performance of the Seller's Related Documents have been duly authorized by the Seller by all necessary corporate action.

         (e) Binding Obligations. The Seller's Related Documents, when duly executed and delivered, shall constitute valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (f) No Violation. The execution, delivery and performance by the Seller of its Related Documents, the consummation of the transactions contemplated thereby and the fulfillment of the terms thereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument or (iii) to the Seller's knowledge, violate any law, order, rule or regulation applicable to the Seller of any Governmental Authority having jurisdiction over the Seller or any of its properties.

         (g) No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any Governmental Authority having jurisdiction over the Seller or its properties (i) asserting the invalidity of any of the Related Documents, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by any of the Related Documents, (iii) seeking any determination or ruling that would have a material adverse effect on the performance by the Seller of its obligations under, or the validity or enforceability of, any of the Related Documents, or (iv) seeking to materially and adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates or seeking to impose any excise, franchise, transfer or similar tax upon the Certificates or the sale and assignment of the Receivables and the other Trust Property hereunder.

         (h) No Consents. No consent, approval, license, authorization or order of, or declaration, registration or filing with, any Governmental Authority or other Person is required to be made by the Seller in connection with the execution, delivery or performance of its Related

Documents or the consummation of the transactions contemplated thereby, except such as have been duly made, effected or obtained.

         (i) Chief Executive Office. The chief executive office of the Seller is at 27405 Puerta Real, Suite 200, Mission Viejo, California 92691.

         (j) Dealer Recourse. The Seller shall execute and deliver such other instruments and agreements as the Trustee may reasonably request in order to enforce any rights against a Dealer assigned to the Seller under the Receivables Purchase Agreement and assigned to the Purchaser hereunder and any obligations of a Dealer in connection with a Receivable including any rights to recourse against such Dealer.

         Section 2.5. Repurchase of Receivables Upon Breach of Warranty. Upon discovery by any of the Seller, the Servicer or the Trustee of a breach of any of the representations and warranties of the Seller contained in Section 2.4(a) that has a material adverse effect on the interests of the Certificateholders in any Receivable, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of the Seller under this Section 2.5; and provided, further, that the maximum aggregate purchase obligation of the Seller with respect to breaches of the representation and warranty made in clause (C) of paragraph 4 of the Schedule of Representations shall not exceed an amount equal to 10% of the aggregate Principal Balance of all Receivables originated after ________ __, ____. As of the second Accounting Date (or, at the Seller's election, the first Accounting Date) following its discovery or its receipt of notice of any such breach the Seller shall, unless such breach shall have been cured in all material respects, repurchase such Receivable from the Trust and, on or before the Deposit Date following such Accounting Date, the Seller shall pay the Purchase Amount to the Trust pursuant to Section 4.4. The obligation of the Seller to repurchase any Receivable as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Seller for such breach available to the Trust, the Certificateholders or the Trustee on behalf of the Certificateholders. The Trustee shall not be under any duty or obligation to investigate the occurrence of a breach of representation or warranty in accordance with this Section 2.5.

         Section 2.6. Trustee's Assignment of Receivables. With respect to all Administrative Receivables and all Warranty Receivables purchased by the Servicer or the Seller and all Receivables purchased by the Servicer pursuant to Section 11.2, the Trust and the Trustee shall take any and all actions reasonably requested by the Seller or the Servicer, at the expense of the requesting party, to assign, without recourse, representation or warranty, to the Seller or the Servicer, as applicable, all the Trust's and the Trustee's right, title and interest in and to such Purchased Receivables and the other Trust Property with respect thereto, such assignment being an assignment outright and not for security; and the Seller or the Servicer, as applicable, shall thereupon own such Purchased Receivables and the other Trust Property related thereto, free of any further obligation to the Trust, the Trustee or the Certificateholders with respect thereto. The Trust and the Trustee shall take any and all actions reasonably requested by the Seller or the Servicer, at the expense of the requesting party, to release its security interest in each Purchased Receivable and in the other Trust Property with respect thereto. The

Servicer shall remove each Purchased Receivable from the Schedule of Receivables and mark the Electronic Ledger accordingly. The Servicer shall deliver any supplements to the Schedule of Receivables to the Seller and the Trustee. Notwithstanding the foregoing, although the Trust and the Trustee, as applicable, shall be required to execute documentation related to the foregoing, neither the Trust nor the Trustee shall be required to prepare any such documentation.

         Section 2.7. Collecting Lien Certificates. The Servicer shall use its best efforts to collect each Lien Certificate from the applicable Registrar of Titles as promptly as practicable and, pending receipt of each Lien Certificate from such Registrar of Titles, shall supply written evidence that each such Lien Certificate has been applied for. If a Lien Certificate with respect to a Receivable showing Paragon as first lienholder is not received by the Trustee within 180 days after the Closing Date, the Servicer shall be obligated to purchase such Receivable under
Section 3.7.


                                ARTICLE III
                ADMINISTRATION AND SERVICING OF RECEIVABLES

         Section 3.1. Duties of the Servicer. The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Receivables and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions that service motor vehicle retail installment contracts and, to the extent more exacting, with the degree of skill and attention that the Servicer exercises from time to time with respect to comparable motor vehicle receivables that it services for itself or others. In performing such duties, it shall comply with its current servicing policies and procedures, as such servicing policies and procedures may be amended from time to time, so long as such amendments shall not materially and adversely affect the interests of the Certificateholders or the Trust. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending statements or payment coupons to Obligors, monitoring the collateral, accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions and performing the other duties specified herein. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with management, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and the Financed Vehicles. The Servicer is authorized to release Liens on Financed Vehicles granted by the Receivables in order to collect insurance proceeds with respect thereto and to liquidate such Financed Vehicles in accordance with its customary standards, policies and procedures. The Servicer is hereby authorized to commence, in its own name or in the name of the Trust or the Trustee (provided that, if the Servicer is acting in the name of the Trustee, it has obtained the Trustee's consent, which consent shall not be unreasonably withheld), legal proceedings to enforce Receivables or to commence or participate in any other legal proceedings (including bankruptcy proceedings) relating to or involving Receivables, Obligors or Financed Vehicles. If the Servicer commences or participates in such legal proceedings in its own name, the Trust shall thereupon be deemed to have automatically assigned such Receivables to the Servicer solely for purposes of commencing or participating in any such proceedings as a party or claimant, and the Servicer is authorized and empowered by the Trust to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceedings. The Trustee and the Trust shall furnish the Servicer with any powers of attorney and other documents that the Servicer may reasonably request and that the Servicer deems necessary or appropriate and take any other steps that the Servicer may deem reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         Section 3.2. Collection of Receivable Payments; Modifications of Receivables; Lockbox Agreement. (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to comparable motor vehicle receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies and the other Trust Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

         (b) The Servicer may at any time agree to a modification or amendment of a Receivable in order to (i) change the Obligor's regular due date to another date within fifteen calendar days of such due date, or (ii) re-amortize the Scheduled Payments on the Receivable following a partial prepayment of principal, or (iii) add an additional Obligor to the Receivable.

         (c) The Servicer may grant payment extensions on, or other modifications or amendments to, a Receivable (in addition to those modifications permitted by Section 3.2(b)) in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable and is otherwise in the best interests of the Certificateholders; provided, however, that, with respect to any Receivable, the Servicer shall not grant more than one extension per year and shall not grant extensions for a cumulative total of more than six months during the life of the Receivable.

         (d) Paragon has entered into [a Lockbox Agreement, dated as of November 25, 1997 (as it may be amended or supplemented from time to time, the "Lockbox Agreement"), with NationsBank, N.A. (the "Lockbox Bank"), ContiTrade Services L.L.C., the Servicer and Norwest Bank Minnesota, National Association as agent for the various parties described therein.] The bank account established pursuant to the Lockbox Agreement (the "Lockbox Account") shall be maintained at the Lockbox Bank. The Servicer shall direct funds in the Lockbox Account relating to the Receivables to be transferred on a daily basis to the Collection Account established in the name of [Norwest Bank Minnesota, National Association,] as Trustee. All payments made by or on behalf of Obligors or received by the Servicer with respect to the Receivables and all Liquidation Proceeds received by the Servicer with respect to the Receivables shall be sent to the Lockbox Account within one Business Day after receipt. The Servicer shall transfer such payments, and any payments made by Obligors directly to the Lockbox Account, to the Collection Account within two Business Days after receipt of available funds in the Lockbox Account; provided, however, that if the Servicer is not able to transfer such payments within two Business Days due to circumstances outside the Servicer's control, the Servicer shall transfer such payments to the Collection Account as soon as is practicable; and, provided, further, that if the Servicer is not able to transfer any such payment within two Business Days because the Obligor or Receivable to which such payment relates is not readily identifiable, the Servicer shall use its best efforts to identify the related Obligor or Receivable as soon as practicable and shall transfer such payment within one Business Day after identifying such related Obligor or Receivable.

         (e) Notwithstanding any third-party processing arrangement, or any of the provisions of this Agreement relating to any third-party processing arrangement, the Servicer shall remain obligated and liable to the Trust and the Certificateholders for servicing and administering the Receivables and the other Trust Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

         Section 3.3. Realization Upon Receivables. (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as practicable after default on such Receivable but in no event later than the date on which at least 10% of a Scheduled Payment has become 120 days delinquent; provided, however, that the Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance; and provided, further, that the Servicer shall not be required to repossess a Financed Vehicle if prohibited by law. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 3.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer, which amounts in reimbursement may be retained by the Servicer (and shall not be required to be deposited as provided in Section 3.2(d) to the extent of such expenses). All amounts received upon liquidation of a Financed Vehicle (less reasonable expenses as described in the preceding sentence) shall be remitted directly by the Servicer as provided in Section 3.2(d).

         (b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trust and the Trustee to the Servicer of the rights under such agreements for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce any such agreement on the grounds that it is not a real party in interest or a Person entitled to enforce such agreement, the Trust or the Trustee, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems reasonably necessary to enforce such agreement, including bringing suit in its name or the name of the Seller, the Trust or the Trustee for the benefit of the Certificateholders. All amounts recovered shall be remitted directly by the Servicer as provided in Section 3.2(d).

         Section 3.4. Insurance. The Servicer may sue to enforce or collect upon the Insurance Policies in its own name or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust and the Trustee under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Trust or the Trustee, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems reasonably necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trust and the Trustee for the benefit of the Certificateholders.

         Section 3.5. Maintenance of Security Interests in Vehicles. Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the first priority security interest created by each Receivable in the related Financed Vehicle, including the recording, registering, filing, re-recording, re-filing and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest under the respective Receivables. The Trust and the Trustee each hereby authorize the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest in the name of Paragon or the Seller on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. If the assignment of a Receivable to the Trust and the pledge of such Receivables to the Trustee are insufficient without a notation on the related Financed Vehicle's certificate of title or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trustee, the Servicer hereby agrees that Paragon's designation as the secured party on the certificate of title is in its capacity as agent of the Trustee, solely for purposes of providing perfection of the security interest therein.

         Section 3.6. Covenants, Representations and Warranties of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Trust relies in accepting the Receivables and issuing the Certificates and on which the Trustee relies in authenticating the Certificates. Unless otherwise specified, such representations and warranties speak as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Trust.

         (a)      The Servicer covenants as follows:

                  (i) Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

                  (ii) No Impairment. The Servicer shall do nothing to impair the rights of the Trust, the Trustee or the Certificateholders in the Receivables or the other Trust Property. The Servicer shall take such action as is necessary (including the filing of appropriate UCC financing statements and continuation statements) to preserve the rights of the Trust, the Trustee and the Certificateholders in the Receivables and the other Trust Property;

                  (iii) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 3.2; and

                  (iv) Restrictions on Liens. The Servicer shall not (A) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien on, or restriction on transferability of, the Receivables, except for Permitted Liens or
         (B) sign or file under the UCC of any jurisdiction any financing statement that names the Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Trustee for the benefit of the Certificateholders or as otherwise permitted under this Agreement or the Related Documents.

                  (v) Servicing of Receivables. The Servicer shall service the Receivables as described in this Agreement until such time as it has been replaced by a successor Servicer.

         (b) The Servicer represents, warrants and covenants as of the Closing Date as to itself:

                  (i) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted;


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



                  (ii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would have a material adverse effect on its ability to perform its obligations under its Related Documents and its ability to enforce the Receivables and the other Trust Property;

                  (iii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, and the execution, delivery and performance of the Servicer's Related Documents have been duly authorized by the Servicer by all necessary corporate action;

                  (iv) Binding Obligation. The Servicer's Related Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                  (v) No Violation. The execution, delivery and performance by the Servicer of its Related Documents, the consummation of the transactions contemplated thereby and the fulfillment of the terms thereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound, (B) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or (C) to the best of the Servicer's knowledge, violate any law, order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or any of its properties;

                  (vi) No Proceedings. There are no proceedings or investigations pending or, to the best of the Servicer's knowledge, threatened against the Servicer, before any Governmental Authority having jurisdiction over the Servicer or its properties (A) asserting the invalidity of any of the Related Documents, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Related Documents, (C) seeking any determination or ruling that would have a material adverse effect on the performance by the Servicer of its obligations under, or the validity or enforceability of, any of the Related Documents or (D) seeking to materially and adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates or seeking to impose any excise, franchise, transfer or similar tax upon the Certificates or the sale and assignment of the Receivables hereunder; and

                  (vii) No Consents. No consent, license, approval, authorization or order of, or registration, declaration or filing with, any Governmental Authority or other Person is required to be made in connection with the execution, delivery or performance of the Servicer's Related Documents or the consummation of the transactions contemplated thereby, except such as have been duly made, effected or obtained.

         [(c)     The Servicer covenants and agrees:

                  (i) [Backup Servicer and] Trustee Indemnification. The Servicer shall defend, indemnify and hold [the Backup Servicer and] the Trustee and any officers, directors, employees or agents of [the Backup Servicer and] the Trustee harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that [the Backup Servicer and] the Trustee may sustain in connection with claims asserted at any time by third parties against [the Backup Servicer or] the Trustee that result from (A) any willful or negligent act taken or omission by the Servicer (other than errors in judgment) or (B) a material breach of any representations of the Servicer in this Section 3.6; and

                  (ii) The Servicer shall make arrangements for the prompt and safe transfer of, and the Servicer shall provide to the Backup Servicer, all necessary servicing files and records, including (as deemed necessary by the Backup Servicer at such time): (A) account documentation, (B) servicing system tapes (in a format acceptable to the Backup Servicer), (C) account payment history, (D) collections history and (E) the trial balances, as of the close of business on the day immediately preceding conversion to the Backup Servicer, reflecting all applicable loan information.]

         Section 3.7. Purchase of Receivables Upon Breach of Covenant. Upon discovery by the Servicer or the Trustee of (a) a breach of any of the covenants set forth in Sections 3.5 or 3.6(a) that has a material adverse effect on the interests of the Trust or the Certificateholders in any Receivable, or (b) a failure to obtain a Lien Certificate within 180 days as described in Section 2.7, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer under this Section 3.7. As of the second Accounting Date (or, at the Servicer's election, the first Accounting Date) following its discovery or receipt of notice of any such breach, the Servicer shall, unless such breach shall have been cured in all material respects, purchase from the Trust the Receivables affected by such breach and, on or before the related Deposit Date, the Servicer shall pay the related Purchase Amount to the Trust pursuant to Section 4.4. The obligation of the Servicer to purchase any Receivable with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Trust, the Certificateholders or the Trustee on behalf of Certificateholders. The Trustee shall not be under any duty or obligation to investigate the occurrence of a breach of a covenant in accordance with this Section 3.7.

         Section 3.8. Total Servicing Fee; Payment of Certain Expenses by Servicer[; Backup Servicer Fee]. On each Payment Date, the Servicer shall be entitled to receive out of the Collection Account the Total Servicing Fee for the related Collection Period pursuant to Section 4.5. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement, including taxes imposed on the Servicer, costs and expenses of independent accountants, expenses incurred in connection with distributions and reports made by the Servicer to Certificateholders. [On each Payment Date, the Backup Servicer shall be entitled to receive out of the Collection Account the Backup Servicer Fee for the related Collection Period pursuant to Section 4.5.]

         Section 3.9. Servicer's Certificate. No later than 2:00 p.m., New York City time, on each Determination Date, the Servicer shall deliver to the Seller, the Trustee[, the Backup Servicer] and the Rating Agency, a Servicer's Certificate executed by a Responsible Officer of the Servicer containing, among other things, (i) all information necessary to enable the Trustee to make any withdrawal required by Section 6.2, to give any notice required by Section 6.2 and to make the distributions required by Section 4.5, (ii) all information necessary to enable the Trustee to send the statements required by Section 4.7 to Certificateholders, (iii) a listing of all Purchased Receivables purchased as of the related Deposit Date with respect to the related Collection Period and (iv) all information necessary to enable the Trustee to reconcile all deposits to, and withdrawals from, the Collection Account for the related Collection Period and Payment Date, including the accounting required by Section 4.6. Receivables purchased by the Servicer or repurchased by the Seller on or before the related Deposit Date and each Receivable that became a Liquidated Receivable or that was paid in full during the related Collection Period shall be identified by account number (as set forth in the Schedule of Receivables). In addition to the information set forth in the preceding sentence, the Servicer's Certificate shall also contain the following information: (a) the Delinquency Ratio and the Cumulative Net Loss Ratio for such Determination Date; (b) whether any Trigger Event has occurred as of such Determination Date; and (c) whether any Trigger Event that may have occurred as of a prior Determination Date is Deemed Cured as of such Determination Date. A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

         Section 3.10. Annual Statement as to Compliance; Notice of Servicer Termination Event. (a) The Servicer shall deliver to the Trustee, [the Backup Servicer,] and the Rating Agency, on or before April 30 (or 120 days after the end of the Servicer's fiscal year, if other than December
31) of each year, beginning on April 30, 1999, an officer's certificate signed by any Responsible Officer of the Servicer, dated as of the preceding December 31 (or other applicable date), stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Servicer shall deliver to the Trustee, [the Backup Servicer] and the Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officer's Certificate of any event that, with the giving of notice or lapse of time, would become a Servicer Termination Event under
Section 10.1.

         Section 3.11. Annual Independent Accountants' Report. The Servicer shall cause KPMG Peat Marwick LLP or another firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Servicer, to deliver to the Servicer, on or before April 30 (or 120 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on April 30, 1999, with respect to the twelve months ended the immediately preceding December 31 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement (the "Accountants' Report") addressed to the Servicer, to the effect that such firm has audited the books and records of the Servicer and issued its report thereon and that: (1) such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; and (2) the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. The Servicer shall also cause the Independent Accountants to deliver to the Servicer on such dates a letter to the effect that certain agreed upon procedures were performed relating to three randomly selected Servicer's Certificates (or, for the twelve months ending December 31, ____, the Servicer's Certificate for the December ____ Collection Period), and, except as disclosed in such report, no errors or exceptions were found in the Servicer's Certificate(s) based on the performance of such agreed upon procedures. The Servicer shall deliver a copy of the Accountants' Report, within 15 days of receipt, to the Seller, the Trustee[, the Backup Servicer] and the Rating Agency.

         Section 3.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Trustee and [the Backup Servicer] reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section 3.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as a result of such obligation shall not constitute a breach of this Section 3.12.

         Section 3.13. Monthly Tape[; Certain Duties of Backup Servicer].
(a) On or before each Determination Date, the Servicer shall deliver to the Trustee [and the Backup Servicer] a computer tape or a diskette (or any other electronic transmission acceptable to the Trustee [and the Backup Servicer]) in a format acceptable to the Trustee [and the Backup Servicer] containing the information with respect to the Receivables as of the preceding Accounting Date necessary for preparation of the Servicer's Certificate relating to the next Determination Date.

         [(b) Prior to each such Payment Date, the Backup Servicer shall use such tape or diskette (or other means of electronic transmission acceptable to the Trustee and the Backup Servicer) and review the related Servicer's Certificate in order to perform the following:

                  (i) confirm that the Servicer's Certificate is complete on its face;

                  (ii) calculate and confirm the Class A Principal Payment Amount, the Class A Interest Payment Amount, the Class B Principal Payment Amount and the Class B Interest Payment Amount for the next Payment Date; and

                  (iii)  verify the mathematical accuracy of any
         calculations on the face of the Servicer's Certificate.]

         [(c) In the event of any discrepancy between the information set forth in (ii) or (iii) in clause (b) above as calculated by the Servicer from that determined or calculated by the Backup Servicer, the Backup Servicer shall promptly report such discrepancy to the Servicer and the Trustee. In the event of a discrepancy as described in the preceding sentence, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the related Payment Date, but in the absence of a reconciliation, distributions on the related Payment Date shall be made by the Trustee consistent with the information provided by the Servicer and the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the next Determination Date. If the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to such Servicer's Certificate by the next Determination Date that falls in April, July, October or January, the Servicer shall cause the Independent Accountants, at the Servicer's expense, to examine the Servicer's Certificate and attempt to reconcile the discrepancies at the earliest possible date. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Determination Date.]

         [(d) Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer, except for the express duties of the Backup Servicer set forth herein.]

         Section 3.14. Insurance. The Servicer shall maintain customary amounts of insurance coverage, including errors and omissions liability, fidelity bond, commercial general liability, property, directors and officers liability and workers' compensation coverage. The Servicer shall be entitled to self-insure with respect to such insurance so long as the long-term unsecured debt obligations of the Servicer are rated in the second highest long-term debt category by the Rating Agency (or, if not rated by the Rating Agency, by ___ or ____).

         Section 3.15. Compliance with Laws. The Servicer shall comply with the requirements of all applicable laws (including any federal or state laws regulating the collection or enforcement of consumer debts and/or the foreclosure upon, and repossession of, vehicles) in the discharge of its duties and obligations hereunder.

         Section 3.16. Reports to the Commission. Servicer shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. Seller shall, at its expense, cooperate in any reasonable request made by Servicer in connection with such filings.


                                 ARTICLE IV
                 PAYMENTS; STATEMENTS TO CERTIFICATEHOLDERS

         Section 4.1. Trust Accounts. (a) (i) On or prior to the Closing Date, the Servicer or the Trustee on behalf of and at the direction of the Servicer shall establish the Collection Account in the name of the Trustee for the benefit of the Certificateholders. The Collection Account shall be an Eligible Account and shall be a segregated trust account initially established with the Trustee.

                  (ii) On or prior to the Closing Date, the Servicer or the Trustee on behalf of and at the direction of the Servicer shall establish the Reserve Account in the name of the Trustee for the benefit of the Certificateholders. The Reserve Account shall be an Eligible Account and shall be a segregated trust account initially established with the Trustee.

(b) All amounts held in the Collection Account and the Reserve Account (collectively, the "Trust Accounts"), shall, to the extent permitted by applicable laws, rules and regulations, be invested by the Trustee, as directed by the Servicer in writing (or, if the Servicer fails to provide such direction, amounts in the Collection Account shall be invested in investments described in clause (f) of the definition of Eligible Investments), in Eligible Investments that mature not later than one Business Day prior to the Payment Date for the Collection Period to which such amounts relate. Any such written direction shall certify that any such investment is authorized by this Section 4.1. Investments in Eligible Investments shall be made in the name of the Trustee on behalf of the Certificateholders, and such investments shall not be sold or disposed of prior to their maturity. Each and every investment of funds in a Trust Account shall be made in Eligible Investments held by a financial institution that is a Securities Intermediary:

                  (i) in an account pursuant to an agreement with such financial institution, governed by the law of the State of Missouri or any other jurisdiction which has adopted Revised
         Article 8, that requires such financial institution to (A) comply with Entitlement Orders pertaining to such account originated by the Trustee, in its capacity as trustee hereunder, without further consent of the Seller, (B) not enter into any agreement which grants "control" (as defined in Section 8-106 of Revised Article
         8) of such account (or any interest or property therein) to any Person other than the Trustee, (C) subordinate any security interest, banker's lien, right of setoff or other similar right which such financial institution may have in such account to the interest of the Trustee and (D) expressly treat each item of property as a Financial Asset and such account as a Securities Account; and

                  (ii) with respect to which such institution has noted the Trustee's interest therein by book entry or otherwise, and with respect to which a confirmation of the Trustee's interest has been sent to the Trustee by such institution, provided that such Eligible Investments are (A) specific "certificated securities" (as defined under Old Article 8), and

         (B) either (1) in the possession of such institution or (2) in the possession of a Clearing Corporation, registered in the name of such Clearing Corporation, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Trustee's security interest therein, and held by such Clearing Corporation in an account of such institution.

Subject to the other provisions hereof, the Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Trustee in a manner that complies with this Section 4.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Collection Account shall be deposited in the Collection Account and distributed on the next Payment Date pursuant to
Section 4.5. All interest, dividends, gains upon sale and other income from or earnings on, investments of funds in the Reserve Account shall be deposited in the Reserve Account and distributed on the next Payment Date pursuant to Section 4.5. If the Trustee is given instructions to invest funds in a Trust Account in investments other than investments of the type described in clause (f) of the definition of "Eligible Investments", the Person giving such instructions agrees to assist the Trustee in complying with the requirements herein with respect to such investments.

         (c) With respect to the Trust Account Property:

                           (i) any Trust Account Property that is held in deposit accounts shall be held solely in the name of the Trustee in accounts which satisfy clause (ii) of the definition of Eligible Account; each such deposit account shall be subject to the exclusive custody and control of the Trustee, and the Trustee shall have sole signature authority with respect thereto;

                           (ii) any Trust Account Property that constitutes Physical Property (other than a "certificated security" as defined under Old Article 8) shall be delivered to the Trustee in accordance with paragraph (i) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trustee;

                           (iii) any Trust Account Property that
         constitutes a "certificated security" as defined under Old Article 8 that will, upon compliance with the procedures set forth in paragraph (ii) of the definition of "Delivery," be held by a Person located in an Old Article 8 Jurisdiction, shall be delivered to the Trustee in accordance with paragraph (ii) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trustee or a Financial Intermediary acting solely for the Trustee;

                           (iv) any Trust Account Property that constitutes a Certificated Security that will, upon compliance with the procedures set forth in paragraph (iii) of the definition of "Delivery," be held by a Person located in a Revised Article 8 Jurisdiction shall be delivered to the Trustee in accordance with paragraph (iii) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trustee;

                           (v) any Trust Account Property that constitutes an "uncertificated security" under Old Article 8 (and that is not a Federal Book Entry Security) and where the issuer thereof is organized in an Old Article 8 Jurisdiction, shall be delivered to the Trustee in accordance with paragraph (iv) of the definition of "Delivery" and shall be maintained, pending maturity or disposition, through continued registration of the Trustee's (or its nominee's) ownership of such security;

                           (vi) any such Trust Account Property that constitutes an Uncertificated Security (including any investments in money market mutual funds, but excluding any Federal Book Entry Security) and where the issuer thereof is organized in a Revised
         Article 8 Jurisdiction, shall be delivered to the Trustee in accordance with paragraph (v) of the definition of "Delivery" and shall be maintained, pending maturity or disposition, through continued registration of the Trustee's (or its nominee's) ownership of such security; and

                           (vii) with respect to any Trust Account Property that constitutes a Federal Book Entry Security, the Trustee shall maintain and obtain Control over such property.

         Effective upon Delivery of any Trust Account Property in the form of Physical Property, book-entry securities or uncertificated securities, the Trustee shall be deemed to have represented that it has purchased such Trust Account Property for value, in good faith and without notice of any adverse claim thereto.

         (d) On or within three Business Days of the Closing Date, the Servicer shall deposit in the Collection Account (i) all Scheduled Payments and prepayments of Receivables with respect to which available funds have been received in the Lockbox Account after the Cutoff Date and prior to the Closing Date and (ii) all Liquidation Proceeds and proceeds of Insurance Policies realized in respect of Financed Vehicles and applied by the Servicer after the Cutoff Date.

         Section 4.2. Servicer Reimbursements. The Servicer shall be entitled to be reimbursed from amounts on deposit in, or to be deposited in, the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Payment Date pursuant to
Section 4.5(a)(ii). Upon the request of the Trustee, the Servicer shall certify any amount to be reimbursed hereunder and shall supply such other information as may be necessary in the opinion of the Trustee to verify the accuracy of such certification. The Trustee shall not be under any obligation to make the request described in the immediately preceding sentence.

         Section 4.3. Application of Collections. For purposes of this Agreement, all collections for a Collection Period shall be applied by the Servicer as follows:

                  (a) With respect to each Receivable, payments by or on behalf of the Obligor (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to reduce the balance thereof in accordance with the terms of such Receivable.

                  (b) With respect to each Receivable that has become a Purchased Receivable on any Deposit Date, the Purchase Amount shall be applied to interest and principal on the Receivable in accordance with Section 4.3(a) as if the Purchase Amount had been paid by the Obligor on the related Accounting Date. Nothing contained herein shall relieve any Obligor of any obligation relating to any Receivable.

                  (c) All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with Section 4.5(a)(ii).

                  (d) All payments by or on behalf of an Obligor received with respect to any Purchased Receivable after the Accounting Date preceding the Deposit Date on which the Purchase Amount was paid by the Seller or the Servicer shall be paid to the Seller or the Servicer, respectively, and shall not be included in the Available Funds.

         Section 4.4. Additional Deposits. On or before each Deposit Date, the Servicer or the Seller shall deposit into the Collection Account the aggregate Purchase Amounts with respect to Purchased Receivables. All such deposits of Purchase Amounts shall be made in immediately available funds. On or before each Payment Date, the Trustee shall remit to the Collection Account any amounts to be transferred into the Collection Account by the Trustee from the Reserve Account pursuant to Section 6.2.

         Section 4.5. Payments. (a) From the Collection Account, on each Payment Date, the Trustee shall (based solely on the information contained in the Servicer's Certificate delivered with respect to the related Determination Date) distribute the following amounts in the following order of priority:

                  (i) first, from the Payment Amount, to the Trustee, any accrued and unpaid Trustee Fees and any other accrued and unpaid fees and expenses of the Trustee[; to the Backup Servicer, any accrued and unpaid Backup Servicer Fees and any other accrued and unpaid fees and expenses of the Backup Servicer; in each case] in accordance with the Related Documents;

                  (ii) second, from the remaining Payment Amount, to the Servicer, any accrued and unpaid Basic Servicing Fees and Supplemental Servicing Fees with respect to the related Collection Period and the amounts specified in Section 4.2 to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 4.6;


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



                  (iii) third, from the remaining Payment Amount, to the Class A Certificateholders, the Class A Interest Payment Amount for such Payment Date;

                  (iv) fourth, from the remaining Payment Amount, to the Class B Certificateholders, the Class B Interest Payment Amount for such Payment Date;

                  (v) fifth, from the remaining Payment Amount, to the Class A Certificateholders, the Class A Principal Payment Amount for such Payment Date;

                  (vi) sixth, from the remaining Payment Amount, to the Class B Certificateholders, the Class B Principal Payment Amount for such Payment Date;

                  (vii) seventh, from the remaining Payment Amount, to the Reserve Account to the extent necessary to make the amount on deposit in the Reserve Account equal to the Reserve Account Required Amount (after giving effect to all withdrawals from the Reserve Account on such date); and

                  (viii) eighth, from the remaining Payment Amount, together with any funds to be released from the Reserve Account pursuant to this Agreement, to the Seller.

         (b) Subject to Section 11.2 respecting the final payment upon retirement of each Certificate, and provided that the Trustee has received the applicable Servicer's Certificate, on each Payment Date, the Trustee shall distribute to each Certificateholder (or, in the case of Certificates registered in the name of a Clearing Agency, or its nominee, by wire transfer of immediately available funds) of record on the preceding Record Date either (i) by wire transfer, in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates representing at least $1,000,000 in Class A Certificate Balance or Class B Certificate Balance as of the Closing Date, and if such Certificateholder shall have provided to the Trustee appropriate instructions not later than 15 days prior to such Payment Date, or (ii) by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register, the amount of the Class A Payment Amount or the Class B Payment Amount, as applicable, allocable to such Holder to the extent funds therefor are distributed under Section 4.5(a).

         Section 4.6. Net Deposits. So long as no Servicer Termination Event has occurred and is continuing, the Servicer may make the remittances to be made by it pursuant to Sections 4.2 net of amounts (which amounts may be netted prior to any such remittance for a Collection Period) to be distributed to it pursuant to Section 4.2; provided, however, that the Servicer shall account for all of such amounts in the related Servicer's Certificate as if such amounts were deposited and distributed separately; and provided, further, that if an error is made by the Servicer in calculating the amount to be deposited or retained by it, with the result that an amount less than required is deposited in the Lockbox Account or the Collection Account, the Servicer shall make a payment of the deficiency to the Lockbox Account or the Collection Account, as applicable, immediately upon becoming aware, or receiving notice from the Trustee, of such error.

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



         Section 4.7. Statements to Certificateholders. (a) On each Payment Date, the Trustee shall include with each payment to each Certificateholder, a statement prepared by the Servicer (which statement shall also be provided to the Certificateholder(s) and to the Rating Agency), based on information in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9, setting forth for such Payment Date and the Collection Period relating to such Payment Date the following information:

                  (i)   in the case of the Class A and Class B
         Certificateholders, the amount of such payment allocable to principal;

                  (ii)  in the case of the Class A and Class B
         Certificateholders, the amount of such payment allocable to interest;

                  (iii) the amount of such payment payable out of amounts withdrawn from the Reserve Account and the amount remaining in the Reserve Account;

                  (iv) the Class A Certificate Balance and the Class B Certificate Balance, as applicable (after giving effect to all payments made on such Payment Date);

                  (v) the amount of fees paid by the Trust with respect to such Collection Period;

                  (vi) the amount of the Class A Interest Carryover Shortfall, Class A Principal Carryover Shortfall, Class B Interest Carryover Shortfall and Class B Principal Carryover Shortfall, if any, on such Payment Date and the change in such amounts from those of the prior Payment Date;

                  (vii) the Class A Certificate Factor and the Class B Certificate Factor as of such Payment Date (after giving effect to payments made on such Payment Date);

                  (viii) the Delinquency Ratio and Cumulative Net Loss Ratio for such Determination Date;

                  (ix) whether any Trigger Event has occurred as of such Determination Date; and

                  (x) whether any Trigger Event that may have occurred as of a prior Determination Date is Deemed Cured as of such Determination Date.

Each amount set forth pursuant to clauses (i) (such amounts broken down by Class of Certificate), (ii) (such amounts broken down by Class of Certificate) and (iv) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Certificate of the related Class.

         (b) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Agreement, the Trustee shall mail, to each Person who at any time during such calendar year shall have been a Holder of a Certificate, a statement containing the sum of the amounts set forth in clauses (i), (ii), and (v) (separately indicating amounts in respect of the Class A Certificates and the Class B Certificates in the case of (i) and (ii)) and such other information, requested in writing by the Servicer, if any, as the Servicer determines is reasonably necessary to permit such Certificateholder to ascertain its share of the gross income and deductions of the Trust (exclusive of the Supplemental Servicing Fee), for such calendar year or, if such Person shall have been a Holder of a Certificate during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Certificateholder's preparation of federal income tax returns.


                                 ARTICLE V
                              THE CERTIFICATES

         Section 5.1. The Certificates. The Trustee shall, upon written order or request signed in the name of the Seller by one of its officers authorized to do so and delivered to an Authorized Officer of the Trustee, execute on behalf of the Trust, authenticate and deliver the Certificates to or upon the order of the Seller in the aggregate principal amount and denominations as set forth in such written order or request. The Certificates shall be issuable in denominations of $1,000 and integral multiples thereof; provided, however, that one Class A Certificate and one Class B Certificate may be issued in a denomination that represents the residual amount of the original Class A Certificate Balance and the original Class B Certificate Balance, respectively. Upon initial issuance, the Class A Certificates and the Class B Certificates shall be in the form of Exhibit B and Exhibit D, respectively, which are incorporated by reference herein, and shall be issued as provided in Section 5.8, in an aggregate amount equal to the original Class A Certificate Balance and the original Class B Certificate Balance, respectively. The Certificates shall be executed by the Trustee on behalf of the Trust by manual or facsimile signature of an Authorized Officer of the Trustee under the Trustee's seal imprinted thereon and attested by the manual or facsimile signature of an Authorized Officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

         Section 5.2. Authentication of Certificates. No Certificate shall entitle the Holder thereof to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication, substantially in the form set forth in the form of Certificates attached hereto as Exhibit C and Exhibit D, executed by the Trustee by manual signature. Such authentication shall constitute conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         Section 5.3. Registration of Transfer and Exchange of Certificates. The Trustee shall maintain, or cause to be maintained, at the office or agency to be maintained by it in accordance with Section 5.7, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Class A Certificate or Class
B Certificate at such office or agency, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Class A Certificates or Class B Certificates, as the case may be, in authorized denominations of a like aggregate amount. At the option of a Holder, Class A Certificates or Class B Certificates may be exchanged for other Class A Certificates or Class B Certificates, as the case may be, of authorized denominations of a like aggregate amount at the office or agency maintained by the Trustee in accordance with Section 5.7. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer duly executed by the Holder and in a form satisfactory to the Trustee. No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for registration of transfer or exchange shall be canceled and disposed of in accordance with the customary procedures of the Trustee.

         The Class B Certificates and any beneficial interest in such Class B Certificates may not be acquired (a) with the assets of an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) by a plan described in Section 4975(e)(1) of the Code or (c) by any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By accepting and holding a Class B Certificate or interest therein, the Holder thereof or Class B Certificate Owner thereof shall be deemed to have represented and warranted that it is not subject to the foregoing limitation.

         The preceding provisions of this Section 5.3 notwithstanding, the Trustee shall not make and need not register any transfer or exchange of Certificates for a period of 15 days preceding any Payment Date for any payment with respect to the Certificates.

         Section 5.4. Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Class A Certificate or Class B Certificate shall be surrendered to the Trustee, or if the Trustee shall receive evidence to its satisfaction of the destruction, loss or theft of any Class A Certificate or Class B Certificate and (b) there shall be delivered to the Trustee such security or indemnity as may be required to save the Trustee harmless, then in the absence of notice that such Class A Certificate or Class B Certificate shall have been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Class A Certificate or Class B Certificate, a new Class A Certificate or Class B Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 5.4, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection herewith. Any replacement Certificate issued pursuant to this Section 5.4 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.5. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving payments pursuant to Section 4.5 and for all other purposes, and the Trustee shall not be bound by any notice to the contrary.

         Section 5.6. Access to List of Holders' Names and Addresses. The Trustee shall furnish or cause to be furnished to the Servicer, within fifteen days after receipt by the Trustee of a request therefor from the Servicer in writing, in such form as Servicer may reasonably require, a list of the names and addresses of the Holders as of the most recent Record Date. If Definitive Certificates have been issued, the Trustee, upon written request of (a) three or more Holders or (b) one or more Holders evidencing not less than 25% of the aggregate outstanding principal balance of the Certificates, shall, within five Business Days after the receipt of such request, afford such Holders access during normal business hours to the most current list of Holders for purposes of communicating with other Holders with respect to their rights under the Agreement. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold the Seller, the Servicer or the Trustee accountable by reason of the disclosure of such Holder's name and address, regardless of the source from which such information was derived.

         Section 5.7. Maintenance of Office or Agency. The Trustee shall maintain, or cause to be maintained, at its expense, in _______________, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates its office located at _______________________ for such purposes. The Trustee shall give prompt written notice to the Servicer and to the Holders of any change in the location of any such office or agency.

         Section 5.8. Book Entry Certificates. Upon original issuance, the Class A Certificates and the Class B Certificates, other than the Class A Certificate representing the residual amount of the original Class A Certificate Balance and the Class B Certificate representing the residual amount of the original Class B Certificate Balance, which shall be issued upon the written order of the Seller, shall be issued in the form of one or more typewritten Certificates representing the Book Entry Certificates, to be delivered to the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered on the Certificate Register in the name of CEDE & Co., the nominee of the initial Clearing Agency, and no Certificate Owner shall receive a Definitive Certificate representing such Certificate Owner's interest in the Class A Certificates or the Class B Certificates, as the case may be, except as provided in
Section 5.10. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Holders pursuant to
Section 5.10:

                  (a) the provisions of this Section 5.8 shall be in full force and effect;

                  (b) the Seller, the Servicer and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates and the taking of actions by the Holders) as the authorized representative of the Certificate Owners;

                  (c) to the extent that the provisions of this Section 5.8 conflict with any other provisions of this Agreement, the provisions of this Section 5.8 shall control;

                  (d) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Certificate Owners and the Clearing Agency and all references in this Agreement to actions by Holders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Holders shall refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with the rules, regulations and procedures of the Clearing Agency; and

                  (e) pursuant to the Depository Agreement, the initial Clearing Agency shall make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Certificate Owners or their nominees.

         For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Certificates evidencing specified percentages of the aggregate outstanding principal balance of such Certificates, such direction or consent may be given by Certificate Owners having interests in the requisite percentage, acting through the Clearing Agency.

         Section 5.9. Notices to Clearing Agency. Whenever notice or other communication to the Holders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 5.10, the Trustee shall give all such notices and communications specified herein to be given to Holders to the Clearing Agency.

         Section 5.10. Definitive Certificates. If (a) (i) the Seller advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities under the Depository Agreement and (ii) the Trustee or the Seller is unable to locate a qualified successor, (b) the Seller, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of a Servicer Termination Event, Certificate Owners representing in the aggregate not less than a majority of the aggregate outstanding principal balance of the Certificates, advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the Certificate Owners' best interests, the Trustee shall notify the Clearing Agency which shall be responsible to notify the Certificate Owners of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates registered in the name of the nominee of the Clearing Agency, accompanied by re-registration instructions from the Clearing Agency for registration, the Trustee shall execute, on behalf of the Trust, authenticate and deliver Definitive Certificates in accordance with such instructions. The Seller shall arrange for, and shall bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Servicer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Holders hereunder.


                                 ARTICLE VI
                            THE RESERVE ACCOUNT

         Section 6.1. Initial Deposit. On the Closing Date, the Seller shall deposit $___________ into the Reserve Account.

         Section 6.2. Deficiency Claim Amounts. If the Servicer's Certificate with respect to any Determination Date shall state that the amount of the Available Funds with respect to such Determination Date is less than the sum of the amounts payable on the related Payment Date pursuant to clauses (i) through (vi) of Section 4.5(a) (such deficiency being a "Deficiency Claim Amount"), then the Trustee shall transfer funds in the amount of such Deficiency Claim Amount (to the extent of the funds available therein) from the Reserve Account to the Collection Account on the related Deposit Date.

         Section 6.3. Distribution of Excess. If (i) the amount on deposit in the Reserve Account on any Payment Date (after giving effect to all deposits therein or withdrawals therefrom on such Payment Date) exceeds the Reserve Account Required Amount and (ii) (a) no Trigger Event has occurred or (b) all Trigger Events which have occurred have been Deemed Cured, the Trustee shall distribute an amount equal to any such excess pursuant to the Servicer's Certificate and Section 4.5(a)(viii).



                                ARTICLE VII
                                 THE SELLER

         Section 7.1.  Liability of Seller.     (a)  The Seller shall be
liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Seller and the representations made by the Seller.

         (b) The Seller shall defend, indemnify and hold harmless the Trustee, the Servicer, the Trust[, the Backup Servicer] and the Certificateholders, and their respective officers, directors, agents and employees, from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from (i) the use, ownership or operation, if any, by the Seller or any Affiliate thereof of a Financed Vehicle or (ii) any violation by the Seller, the Servicer or the Trust of state or federal securities laws relating to the Certificates.

         (c) The Seller shall indemnify, defend and hold harmless the Servicer, the Trustee, the Trust, [the Backup Servicer,] and their respective officers, directors, agents and employees, from and against any and all costs, expenses, losses, claims, penalties, fines, forfeitures, judgments, damages and liabilities to the extent that such cost, expense, loss, claim, penalty, fine, forfeiture, judgment, damage or liability arose out of, or was imposed upon the Servicer, the Trustee[, the Backup Servicer] or the Trust by reason of, the breach of this Agreement by the Seller, the negligence (other than errors in judgment), misfeasance or bad faith of the Seller in the performance of its duties under this Agreement or by reason of negligent disregard of its obligations and duties under this Agreement.

         (d) Indemnification under this Section 7.1 shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller has made any indemnity payments pursuant to this Section 7.1 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Seller, without interest.

         (e) Notwithstanding the indemnity provisions contained in Sections 7.1(b) through (d), the Seller shall not be required to indemnify the Servicer, the Trustee, the Trust[, the Backup Servicer] or their respective officers, directors, agents or employees, against any costs, expenses, losses, damages, claims or liabilities to the extent the same shall have been (i) caused by the misfeasance, bad faith or gross negligence (or ordinary negligence in the handling of funds) of such party or (ii) suffered by reason of uncollectible or uncollected Receivables not caused by the Seller's negligence (other than errors in judgment), misfeasance or bad faith. Notwithstanding the indemnity provisions contained in Section 7.1(b), the Seller shall not be required to indemnify the Certificateholders for any losses suffered in their capacity as investors in the Certificates.

         Section 7.2. Merger or Consolidation of the Seller. The Seller shall not merge or consolidate with any other Person or permit any other Person to become the successor to all or substantially all of the Seller's business or assets unless the conditions precedent set forth in this
Section 7.2 have been satisfied. Any such successor corporation shall execute an agreement of assumption of every obligation of the Seller under its Related Documents and, whether or not such assumption agreement is executed, shall be the successor to the Seller under this Agreement without the execution or filing of any document (or any further act on the part of any of the parties to this Agreement). The Seller shall provide prompt notice of any merger, consolidation or succession pursuant to this Section
7.2 to the Trustee, the Certificateholders and the Rating Agency. Notwithstanding the foregoing, the Seller shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Seller's business, unless: (a) immediately after giving effect to such transaction, no representation or warranty made pursuant to
Section 2.4 shall have been breached in any material respect (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, would become an Event of Default shall have occurred and be continuing; (b) the Seller shall have delivered to the Trustee and the Rating Agency an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 7.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with; and (c) the Seller shall have delivered to the Trustee and the Rating Agency an Opinion of Counsel, stating, in the opinion of such counsel, either (i) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interests of the Trust and the Trustee in the Receivables or (ii) no such action shall be necessary to preserve and protect such interest.

         Section 7.3. Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations as Seller of the Receivables under this Agreement and that in its opinion may involve it in any expense or liability.

         Section 7.4. Special Purpose Entity. (a) The Seller shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which such persons are concerned, and shall use its best efforts to avoid the appearance that it is conducting business on behalf of any Affiliate thereof or that the assets of the Seller are available to pay the creditors of Paragon or any Affiliate thereof (other than as expressly provided herein).

         (b) The Seller shall maintain corporate records and books of account separate from those of Paragon and any Affiliate thereof.

         (c) The Seller shall obtain proper authorization for all corporate action requiring such authorization.

         (d) The Seller shall pay its own operating expenses and liabilities from its own funds.

         (e) The annual financial statements of Paragon shall disclose the effects of the transactions contemplated hereby in accordance with generally accepted accounting principles.

         (f) The resolutions, agreements and other instruments of the Seller underlying the transactions described in the Related Documents shall be continuously maintained by the Seller as official records of the Seller.

         (g) The Seller shall maintain an arm's-length relationship with Paragon and its Affiliates, and shall not hold itself out as being liable for the debts of Paragon or any of its Affiliates.

         (h) The Seller shall keep its assets and liabilities separate from those of all other entities other than as permitted by the Related Documents.

         (i) The books and records of the Seller shall be maintained at the address designated herein for receipt of notices, unless the Seller shall otherwise advise the parties hereto in writing.

         (j) The Seller shall not maintain bank accounts or other depository accounts to which any Affiliate is an account party, into which any Affiliate makes deposits or from which any Affiliate has the power to make withdrawals, except as otherwise permitted by the Related Documents.

         (k) The Seller shall insure that any consolidated financial statements of Paragon has notes to the effect that the Seller is a separate entity whose creditors have a claim on its assets prior to those assets becoming available to its equity holders.

         (l) The Seller shall not amend, supplement or otherwise modify its certificate of incorporation or bylaws except in accordance therewith.

         Section 7.5. Restrictions on Liens. The Seller shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien on, or restriction on transferability of, the Receivables except for Permitted Liens or (ii) sign or file under the UCC of any jurisdiction any financing statement that names Paragon or the Seller as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Trust and the Lien of the Trustee for the benefit of the Certificateholders.

         Section 7.6. Creation of Indebtedness; Guarantees. The Seller shall not create, incur, assume or suffer to exist any indebtedness other than indebtedness permitted under the Related Documents. The Seller shall incur no additional borrowed money indebtedness secured by the Trust Property other than the Certificates. The Seller shall not assume guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital.

         Section 7.7. Compliance with Laws. The Seller shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Seller to perform its obligations under any Related Document.

         Section 7.8 Further Instruments and Acts. Upon request of the Trust or the Trustee, the Seller shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement.

         Section 7.9 Investment Company Act. The Seller shall conduct its operations in a manner that will not subject it to registration as an "Investment Company" under the Investment Company Act of 1940, as amended.


                                ARTICLE VIII
                                THE SERVICER

         Section 8.1. Liability of the Servicer; Indemnities. (a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

         (b) The Servicer shall defend, indemnify and hold harmless the Seller, the Trustee, the Trust[, the Backup Servicer] and the Certificateholders, and their respective officers, directors, agents and employees, from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from (i) the use, ownership or operation, if any, by the Servicer or any Affiliate thereof of a Financed Vehicle or (ii) any violation by the Seller, the Servicer or the Trust of state or federal securities laws relating to the Certificates.

         (c) The Servicer shall indemnify, defend and hold harmless the Seller, the Trustee, the Trust, [the Backup Servicer,] and their respective officers, directors, agents and employees, from and against any and all costs, expenses, losses, claims, penalties, fines, forfeitures, judgments, damages and liabilities to the extent that such cost, expense, loss, claim, penalty, fine, forfeiture, judgment, damage or liability arose out of, or was imposed upon the Seller, the Trustee[, the Backup Servicer] or the Trust by reason of, the breach of this Agreement by the Servicer, the negligence (other than errors in judgment), misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of negligent disregard of its obligations and duties under this Agreement.

         (d) Indemnification under this Section 8.1 shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section 8.1 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

         (e) Notwithstanding the indemnity provisions contained in Sections 8.1(b) through (d), the Servicer shall not be required to indemnify the Seller, the Trustee, the Trust[, the Backup Servicer] or their respective officers, directors, agents or employees, against any costs, expenses, losses, damages, claims or liabilities to the extent the same shall have been (i) caused by the misfeasance, bad faith or gross negligence (or ordinary negligence in the handling of funds) of such party or (ii) suffered by reason of uncollectible or uncollected Receivables not caused by the Servicer's negligence (other than errors in judgment), misfeasance or bad faith. Notwithstanding the indemnity provisions contained in Section 8.1(b), the Servicer shall not be required to indemnify the Certificateholders for any losses suffered in their capacity as investors in the Certificates.

         Section 8.2. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer [or Backup Servicer]. (a) The Servicer shall not merge or consolidate with any other Person, convey, transfer or lease all or substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to all or substantially all of its business or assets, unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of the Servicer contained in this Agreement and shall be an Eligible Servicer. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) that acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Servicer from any obligation hereunder. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 8.2(a) to the Trustee[, the Backup Servicer] and the Rating Agency and the Rating Agency Condition in respect of such merger, consolidation or succession shall have been satisfied. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to all or substantially all of its business or assets, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.6 shall have been breached in any material respect (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, would become an Event of Default shall have occurred and be continuing, (y) the Servicer shall have delivered to the Trustee and the Rating Agency an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 8.2(a) and (z) the Servicer shall have delivered to the Trustee and the Rating Agency an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust and the Trustee in the Receivables and the proceeds thereof or (B) no such action shall be necessary to preserve and protect such interest.

         [(b) Any corporation (i) into which the Backup Servicer may be merged, consolidated or converted, (ii) resulting from any merger, consolidation or conversion to which the Backup Servicer shall be a party,
(iii) that acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup

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Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.]

         Section 8.3. Limitation on Liability of Servicer[, Backup Servicer] and Others. (a) Neither the Servicer[, the Backup Servicer] nor any of the directors, officers, employees or agents of the Servicer [or the Backup Servicer] shall be under any liability to the Trust, the Certificateholders, the Trustee, or the Seller, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer[, the Backup Servicer] or any such Person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (other than errors in judgment) in the performance of its duties. The Servicer[, the Backup Servicer] and any director, officer, employee or agent of the Servicer [or the Backup Servicer] may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         [(b) Unless acting as Servicer hereunder, the Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement, and the Trustee, the Seller and the Certificateholders shall look only to the Servicer to perform such obligations.]

         [(c) The parties expressly acknowledge and consent to [Norwest Bank Minnesota, National Association] acting in the possible dual capacity of Backup Servicer or successor Servicer and in the capacity as Trustee. Norwest Bank Minnesota, National Association may, in such dual capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Norwest Bank Minnesota, National Association of express duties set forth in this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of negligence (other than errors in judgment) and willful misconduct by Norwest Bank Minnesota, National Association.]

         [(d) The Backup Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer or the failure of any such Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer, the Seller, the Controlling Party or the Trustee for any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party or (ii) that is due to or results from the invalidity,


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unenforceability of any Receivable under applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Receivable.]

         Section 8.4. Delegation of Duties. The Servicer may at any time perform through subcontractors the specific duties of (i) repossession of Financed Vehicles and (ii) pursuing the collection of deficiency balances on defaulted Receivables, in each case without the consent of the Trustee [or the Backup Servicer]. The Servicer may also perform other specific duties through such sub-contractors in accordance with its customary servicing policies and procedures without the prior consent of the Trustee [or the Backup Servicer]. No such delegation or sub-contracting of duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties.

         Section 8.5. Servicer [and Backup Servicer] Not to Resign. Subject to the provisions of Section 8.2, [neither] the Servicer [nor the Backup Servicer] shall resign from the obligations and duties imposed on it by this Agreement as Servicer [or Backup Servicer] except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements, and a Certificate Majority does not elect to waive the obligations of the Servicer [or the Backup Servicer, as the case may be,] to perform the duties that render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer [or Backup Servicer] shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trustee. No resignation of the Servicer shall become effective until [the Backup Servicer or] a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer. [No resignation of the Backup Servicer shall become effective until a Person that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that if a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section 8.5, the Backup Servicer may petition a court for its removal. Notwithstanding the foregoing, the Backup Servicer may resign for any reason, provided an entity acceptable to the Controlling Party shall have assumed the responsibilities and obligations of the Backup Servicer prior to the effectiveness of any such resignation and the Rating Agency Condition is satisfied with respect thereto.]


                                 ARTICLE IX
                                  TRUSTEE

         Section 9.1. Acceptance by the Trustee. The Trustee hereby acknowledges its acceptance of all right, title and interest in and to the Receivables and the other Trust Property conveyed by Seller pursuant to this Agreement and hereby declares that the Trustee holds and shall hold such right, title and interest, upon the trust set forth in this Agreement.

         Section 9.2. Duties of the Trustee. (a) The Trustee, both prior to and after the curing of a Servicer Termination Event, undertakes to perform only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against

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the Trustee. If a Servicer Termination Event, of which an Authorized
Officer of the Trustee has actual knowledge, shall have occurred and shall not have been cured (the appointment of a successor Servicer (including the Trustee) to constitute a cure for the purposes of this Article), The Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that if the Trustee assumes the duties of the Servicer pursuant to Section 8.2, the Trustee in performing such duties shall use the degree of skill and attention required by Section 3.1.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders, or other instruments furnished to the Trustee that are required specifically to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

         (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, its own willful misfeasance or its own bad faith; provided, however, that:

                  (i) Prior to the occurrence of a Servicer Termination Event, and after the curing of all such Servicer Termination Events that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, the permissible right of the Trustee (solely in its capacity as such) to do things enumerated in this Agreement shall not be construed as a duty and, in the absence of bad faith on the part of the Trustee, or manifest error, the Trustee (solely in its capacity as such) may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by an officer of the Trustee, unless it shall be proved that the Trustee shall have been negligent in performing its duties in accordance with the terms of this Agreement; and

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered, or omitted to be taken in good faith in accordance with the direction of the Controlling Party, as set forth in Section 8.1, relating to the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

         (d) Except for the willful misfeasance, bad faith or negligence of the Trustee, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

         (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or Financed Vehicle or to impair the value of any Receivable or Financed Vehicle.

         (f) The Trustee shall have no power to vary the corpus of the Trust including (i) accepting any substitute obligation for a Receivable initially assigned to the Trustee under this Agreement, (ii) adding any other investment, obligation or security, or (iii) withdrawing any Receivable, except for a withdrawal permitted under this Agreement.

         Section 9.3. The Trustee's Certificate. As soon as practicable after each Deposit Date on which Receivables shall be assigned to Seller pursuant to Section 2.4 or 10.2 or to the Servicer pursuant to Section 3.7, as applicable, the Trustee shall execute a certificate, prepared by the Servicer, including its date and the date of the Agreement, and accompanied by a copy of the Servicer's Report for the related Collection Period. The Trustee's certificate shall operate, as of such Deposit Date, as an assignment pursuant to Section 9.4.

         Section 9.4. The Trustee's Assignment of Purchased Receivables. With respect to all Receivables repurchased by Seller pursuant to Section 2.5, or purchased by the Servicer pursuant to Section 3.7 or Section 11.2, the Trustee shall assign, without recourse, representation or warranty, to the Seller or the Servicer, as the case may be, all of the Trustee's right, title and interest in and to such Receivables, and all security and documents and all other Trust Property conveyed pursuant to Section 2.1 with respect to such Receivables. Such assignment shall be a sale and assignment outright, and not for security. If, in any enforcement suit or legal proceeding, it is held that the Seller or the Servicer, as the case may be, may not enforce any such Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Trustee shall, at the expense of the Seller or the Servicer, as the case may be, take such steps as the Seller or the Servicer, as the case may be, deems necessary to enforce the Receivable, including bringing suit in the Trustee's name or the names of the Holders.

         Section 9.5. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 9.2:

                  (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon, any resolution, certificate of auditors or accountants or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  (b) The Trustee may consult with counsel knowledgeable in the area and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such written Opinion of Counsel a copy of which shall be provided to the Seller and the Servicer.

                  (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any of the Holders pursuant to the provisions of this Agreement, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses, and liabilities that may be incurred therein or thereby. Nothing contained in this Agreement, however, shall relieve the Trustee of the obligations, upon the occurrence of a Servicer Termination Event that is not timely cured or waived pursuant to Section 10.5, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that if the Trustee assumes the duties of the Servicer pursuant to Section 10.3, the Trustee in performing such duties shall use the degree of skill and attention required by Section 3.1.

                  (d) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

                  (e) Prior to the occurrence of a Servicer Termination Event and after the curing of all Servicer Termination Events that may have occurred, the Trustee shall not be bound to make any investigation into the facts of any matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, direction, order, approval, bond, note or other paper or document, unless requested in writing so to do by the Controlling Party; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of an investigation requested by the Holders is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to it against such cost, expense, or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer, or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (e) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors; provided, however, further, that the Trustee shall be entitled to make such further inquiry or investigation into such facts or matter as it may reasonably see fit, and if the Trustee shall determine to make such further inquiry or investigation it shall be entitled to examine the books and records of the Servicer or the Seller, personally or by agent or attorney, at the sole cost and expense of the Servicer or the Seller, as the case may be.

                  (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents, attorneys, nominees or a custodian, and shall not be liable for the acts of such agents, attorney, nominees or custodians except for (i) acts of ____________ or any successor agent carrying out the Trustee's obligations with respect to the preparation of Servicer's Certificate and (ii) acts of any other agent, attorney, nominee or custodian if (A) the Trustee has not acted with due care in their appointment or (B) Seller has not consented to their appointment.

                  (g) The Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or Financed Vehicles for the purpose of establishing the presence or absence of defects, the compliance by Seller with its representations and warranties or for any other purpose.

                  (h) The Trustee shall not be construed to be a guarantor of the performance of the Servicer, nor shall the Trustee have any duty to monitor the performance of the Servicer other than as expressly stated in this Agreement.

                  (i) The Trustee shall not be required to take notice or be deemed to have notice of any Servicer Termination Event hereunder, except a Servicer Termination Event under Section 10.1(a) or (b), unless the Trustee shall be specifically notified in writing of such Servicer Termination Event by the Servicer, the Seller or any Holder. All notices or other instruments required by this Agreement to be delivered to the Trustee shall be delivered at the Corporate Trust Office and, in the absence of such notice so delivered, the Trustee may conclusively assume there is no Servicer Termination Event except as aforesaid.

         Section 9.6. The Trustee Not Liable for Certificates or Receivables. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as expressly provided herein, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the Trustee's execution of, and the certificate of authentication on, the Certificates), or of any Receivable or related document, or for the validity of the execution by the Seller and the Servicer of this Agreement or of any supplements hereto or instruments of further assurance, or for the sufficiency of the Trust Property hereunder, and the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Seller or the Servicer under this Agreement except as herein set forth; but the Trustee may require the Seller or the Servicer to provide full information and advice as to the performance of the aforesaid covenants, condition and agreements. The Trustee (solely in its capacity as such) shall have no obligation to perform any of the duties of the Seller or the Servicer, except as explicitly set forth in this Agreement. The Trustee shall have no liability in connection with compliance of the Servicer or the Seller with statutory or regulatory requirements to the Receivables. The Trustee shall not make or be deemed to have made any representations or warranties with respect to the Receivables or the validity or sufficiency of any assignment of the Receivables to the Trust or the Trustee. The Trustee (solely in its capacity as such) shall at no time have any responsibility or liability for, or with respect to, the legality, validity or enforceability of any security interest in any Financed Vehicle or (prior to the time, if any, that the Servicer is terminated as custodian hereunder) any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, the efficacy of the Trust or its ability to generate funds sufficient to provide for the payments to be distributed to Holders under this Agreement, the existence, condition, location, and ownership of any Financed Vehicle, the existence and enforceability of the Insurance Policies, the existence and contents of any Receivable or any computer or other record thereof, the validity of the assignment of any Receivable to the Trust or of any intervening assignment, the completeness of any Receivable, the performance or enforcement of any Receivable, the compliance by the Seller with any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation, prior to the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof, any investment of monies by the Servicer or any loss resulting therefrom (it being understood that the Trustee shall remain responsible for any Trust Property that it may hold), the acts or omissions of the Seller, the Servicer, or any Obligor, any action of the Servicer taken in the name of the Trustee, or any action by the Trustee taken at the instruction of the Servicer, provided, however, that such instruction is not in express violation of the terms and provisions of this Agreement); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of the Trustee to perform its duties under this Agreement (whether in its capacity as the Trustee or as successor Servicer) or based on the Trustee's willful misconduct, negligence, or bad faith, or based on the Trustee's breach of a representation and warranty contained in Section 9.14, no recourse shall be had to the Trustee (whether in its individual capacity or as the Trustee) for any claim based on any provision of this Agreement, the Certificates, or any Receivable or assignment thereof against the Trustee in its individual capacity; the Trustee shall not have any personal obligation, liability, or duty whatsoever to any Holder or any other Person with respect to any such claim. The Trustee shall not be accountable for the use or application by the Seller of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Receivables prior to the time such amounts are deposited in the Collection Account (whether or not the Collection Account is maintained with the Trustee). The Trustee shall have no liability for any losses from the investment or reinvestment in Eligible Investments made in accordance with Section 4.1.

         Section 9.7. The Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

         Section 9.8. The Trustee's Fees and Expenses. The Servicer agrees to pay to the Trustee, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the powers and duties under this Agreement as Trustee, and the Servicer shall pay or reimburse the Trustee upon its request for all reasonable expenses (including expenses incurred in connection with notices or other communications to Holders), disbursements and advances (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable fees and expenses of its agents, any co-trustee and counsel) or in defense of any action brought against it in connection with this Agreement except any such expense, disbursement or advance as may arise from its negligence, willful misfeasance, or bad faith. The Servicer's covenant to pay the expenses, disbursements and advances provided for in the preceding sentence shall survive the termination of this Agreement.

         Section 9.9. Eligibility Requirements for The Trustee. The Trustee shall at all times be organized and doing business under the banking laws of the United States or of any state thereof, shall be authorized under such laws to exercise corporate trust powers, shall have a consolidated net worth of at least $50,000,000 and shall be subject to supervision or examination by federal or state banking authorities. If the Trustee shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 9.9, the consolidated net worth of the Trustee shall be deemed to be its consolidated capital and surplus as set forth in its most recent consolidated report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.9, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.10.

         Section 9.10. Resignation or Removal of the Trustee. (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days' prior written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Trustee from any obligations otherwise imposed on it under this Agreement and the Related Documents until such successor has in fact assumed such appointment.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.9 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver, conservator or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee. If the Trustee is removed under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed, the successor Trustee, the Holders at their respective addresses of record and the Rating Agencies.

         (c) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.10 shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 9.11.

         (d) The respective obligations of the Seller and the Servicer described in this Agreement shall survive the removal or resignation of the Trustee as provided in this Agreement.

         Section 9.11. Successor Trustee. (a) Any successor Trustee appointed pursuant to Section 9.10 shall execute, acknowledge, and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as the Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Agreement, and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties, and obligations.

         (b) No successor Trustee shall accept appointment as provided in this Section 9.11 unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 9.9.

         (c) Upon acceptance of appointment by a successor Trustee pursuant to this Section 9.11, the Servicer shall mail notice of such acceptance by the successor Trustee under this Agreement to all Holders at their respective addresses of record and to the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

         (d) No predecessor Trustee shall be liable for the acts or omissions of any successor Trustee.

         Section 9.12. Merger or Consolidation of or Assumption of Obligations of the Trustee. Any corporation or banking association which is eligible to be a successor Trustee under Section 9.9 (a) into which the Trustee may be merged or consolidated, (b) that may result from any merger, conversion or consolidation to which the Trustee shall be a party, or (c) that may succeed by purchase and assumption to the business of the Trustee, where the Trustee is not the surviving entity, which corporation or banking association executes an agreement of assumption to perform every obligation of the Trustee under this Agreement, shall be the successor of the Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall promptly notify the Servicer and each Rating Agency of any such merger, conversion, consolidation or purchase and assumption where the Trustee is not the surviving entity.


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         Section 9.13. Appointment of Co-Trustee or Separate Trustee. (a)
Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Holders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.13, such powers, duties, obligations, rights, and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Servicer Termination Event shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.9 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.11. Notwithstanding the appointment of a co-trustee or separate trustee hereunder, the Trustee shall not be relieved of any of its obligations under this Agreement.

         (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) All rights, powers, duties, and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as the Trustee under this Agreement or as successor to the Servicer under this Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee.

                  (ii) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement.

                  (iii) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and in particular to the provisions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all

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the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

         (d) Any separate trustee or co-trustee may, at any time, appoint the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. The Trustee shall promptly notify the Servicer and each Rating Agency of any appointment made pursuant to this Section 9.13.

         Section 9.14. Representations and Warranties of the Trustee. The Trustee makes the following representations and warranties on which the Seller, the Servicer, and the Holders may rely:

                  (a) Organization and Good Standing. The Trustee is a banking corporation duly organized, validly existing, and in good standing under the laws of ______________.

                  (b) Power and Authority. The Trustee has full power, authority and legal right to execute, deliver, and perform this Agreement and the Related Documents and has taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement and the Related Documents to which it is a party.

                  (c) Enforceability. This Agreement and the Related Documents to which it is a party have been duly executed and delivered by the Trustee and this Agreement and such Related Documents constitute legal, valid and binding obligations of the Trustee enforceable against the Trustee in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by equitable limitations on the availability of specific remedies.

                  (d) No Consent Required. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Trustee of this Agreement, the Related Documents or the consummation of the transactions contemplated hereby or thereby.

                  (e) No Violation. The execution, delivery and performance by the Trustee of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any breach of the terms and provisions of, constitute (with or without notice or lapse of time) a default under, or result in the creation or disposition of any Lien upon any of its properties pursuant to the terms of,

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         (i) the articles of association or by-laws of the Trustee, (ii)
         any indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which the Trustee is a party or by which the Trustee is bound or to which any of its properties are subject, or (iii) any law, order, rule or regulation applicable to the Trustee or its properties of any federal or state regulatory body, any court, administrative agency or other governmental instrumentality having jurisdiction over the Trustee or any of its properties.

         Section 9.15. Reports by the Trustee. The Trustee shall provide to any Holder or Certificate Owner who so requests in writing (addressed to the Corporate Trust Office) a copy of any Servicer's Report, the annual statement described in Section 3.10, and the annual accountant's examination described in Section 3.11. The Trustee may require any Holder or Certificate Owner requesting such report to pay a reasonable sum to cover the cost of the Trustee's complying with such request.

         Section 9.16. Tax Returns. The Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed. The Trustee, upon request, will furnish the Servicer with all such information actually known to an Authorized Officer of the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. The Servicer shall prepare the tax returns of the Trust in accordance with the Code and any regulations (including, to the extent applicable by their terms, proposed regulations) thereunder.

         Section 9.17. The Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as the Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been obtained.

                                 ARTICLE X
                        SERVICER TERMINATION EVENTS

         Section 10.1. Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

         (a) Any failure by the Servicer to make deposits into the Collection Account or to deliver to the Trustee for distribution any proceeds or payment required to be so deposited or delivered under the terms of this Agreement that continues unremedied for a period of two Business Days (one Business Day with respect to payment of Purchase Amounts) after the earlier of receipt of written notice by the Servicer from the Trustee or discovery of such failure by a Responsible Officer of the Servicer; or


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         (b) Failure by the Servicer to deliver to the Trustee the
Servicer's Certificate by 2:00 p.m., New York City time, on each
Determination Date (or within two Business Days thereafter, if such failure by the Servicer is due to circumstances outside the Servicer's control), or failure on the part of the Servicer to observe in all material respects its covenants and agreements set forth in Section 8.2(a); or

         (c) Failure or failures on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure or failures, individually or in the aggregate, (i) materially and adversely affect the rights of Certificateholders and (ii) continue unremedied for a period of 30 days after the earlier of knowledge thereof by a Responsible Officer of the Servicer or the date on which written notice of such failure or failures, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or Holders of more than 25% of the Certificate Balance; or

         (d) The occurrence of an Insolvency Event with respect to the Servicer; or

         (e) Any representation or warranty of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation or warranty has a material adverse effect on the Certificateholders and, within 30 days after the earlier of knowledge thereof by a Responsible Officer of the Servicer or the date written notice thereof shall have been given to the Servicer by the Trustee or Holders of more than 25% of the sum of the then outstanding Class A and Class B Certificate Balances, the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured.

         Section 10.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, either the Trustee (to the extent it has knowledge thereof) or a Certificate Majority, by notice given in writing to the Servicer and the Rating Agency (and to the Trustee if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Certificates, the Receivables, the other Trust Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of [the Backup Servicer (or] such other successor Servicer appointed by the Trustee[)]; provided, however, that the successor Servicer shall have no liability with respect to (i) any obligation that was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or (ii) any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables, the other Trust Property and related documents to show the Trust or the Trustee as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer

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



agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or the Lockbox Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files and Monthly Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Trust Property. The terminated Servicer shall grant the Trustee and the successor Servicer reasonable access during normal business hours to the terminated Servicer's premises.

         Section 10.3. Appointment of Successor. (a) On and after the time the Servicer receives a notice of termination pursuant to Section 10.2 or upon the resignation of the Servicer pursuant to Section 8.5, the [Backup Servicer] [successor Servicer] shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement, except as otherwise stated herein. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 10.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer. Any successor Servicer appointed pursuant to this Section 10.3 shall be entitled to compensation equal to the greater of (i) the Total Servicing Fee or (ii) the then-current "market rate" fee for servicing assets comparable to the Receivables, which rate shall be determined by averaging three servicing fee bids obtained by the [Backup] [successor] Servicer from third party servicers selected by the [Backup] [successor] Servicer.

         (b) If the [Backup] [successor] Servicer shall be legally unable or unwilling to act as Servicer, the [Backup] [successor] Servicer, the Trustee or a Certificate Majority may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the [Backup] [successor] Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 8.5, no provision of this Agreement shall be construed as relieving the [Backup] [successor] Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 10.2 or the resignation of the Servicer pursuant to Section 8.5.

         (c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder.

        Section 10.4. Notification to Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article XI,


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


the Trustee shall give prompt written notice thereof to the Rating Agency and to the Certificateholders at their respective addresses appearing in the Certificate Register.

         Section 10.5. Waiver of Past Defaults. A Certificate Majority may, on behalf of the Certificateholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon. The Trustee shall provide the Certificateholders and the Rating Agency with notice of any waiver of any default by the Servicer hereunder.


                                 ARTICLE XI
                                TERMINATION

         Section 11.1. Termination of the Trust. (a) The Trust, and the respective obligations and responsibilities of the Seller, the Servicer and the Trustee hereunder, shall terminate (except as otherwise expressly provided herein) upon the earliest of: (i) the Payment Date after the purchase by the Servicer, at its option pursuant to Section 11.2, of the Receivables remaining in the Trust, (ii) the payment to Holders of all amounts required to be paid to them pursuant to this Agreement or (iii) the Payment Date after the month that is six months after the maturity or the liquidation of the last Receivable held in the Trust and the disposition of any amounts received upon liquidation of any property remaining in the Trust; provided, however, that in no event shall the Trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living on the date of this Agreement of Rose Kennedy of the Commonwealth of Massachusetts. Servicer shall promptly notify the Trustee of any prospective termination pursuant to this Section 11.1.

         (b) Notice of any termination, specifying the Payment Date upon which the Holders may surrender the Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Holders of record and the Rating Agencies mailed not earlier than the 15th day and not later than the 25th day of the month preceding the specified Payment Date stating the amount of any such final payment and that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Holders amounts distributable on such Payment Date pursuant to Section 4.5. Amounts remaining in the Trust after distribution, or after setting aside all funds required for distribution, to the Holders shall be distributed to the Seller.

         (c) If all the Holders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Holders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.


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


Trustee shall after giving such notice to deliver or cause to be delivered to the Servicer the Certificate Register. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Servicer may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Holders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to the Seller.

         Section 11.2. Optional Purchase of All Receivables. As an administrative convenience, the Servicer shall have the option to purchase the Receivables and the other Trust Property on any Payment Date if, as of the related Accounting Date, the Aggregate Principal Balance has declined to less than 10% of the Cutoff Date Principal Balance. To exercise such option, the Servicer shall pay the aggregate Purchase Amounts for the Receivables (which amount shall in no event be less than the sum of the Class A Certificate Balance and the Class B Certificate Balance then outstanding plus accrued and unpaid interest thereon) and shall succeed to all interests in and to the Trust Property. Not later than 10 days prior to any proposed exercise of such option, the Servicer or Seller shall notify the Rating Agency, the Trustee and the Certificateholders of any proposed exercise of such option. The purchase price paid by the Servicer shall be deposited into the Collection Account on or before such Payment Date and distributed pursuant to Section 4.5.


                                ARTICLE XII
                          MISCELLANEOUS PROVISIONS

         Section 12.1. Amendment. (a) This Agreement may be amended by the Trust, the Seller, the Servicer, Paragon[, the Backup Servicer] and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions in this Agreement or (iii) for the purpose of adding any provision to or changing in any manner or eliminating any provision of this Agreement or of modifying in any manner the rights of the Certificateholders, provided that such action in this clause (iii) shall not, as evidenced by an Opinion of Counsel delivered to the Trustee and the Rating Agency, adversely affect in any material respect the interests of the Certificateholders.

         (b) This Agreement may also be amended from time to time by the Seller, the Servicer, Paragon[, the Backup Servicer] and the Trustee with the consent of a Certificate Majority (which consent of any Holder of a Certificate given pursuant to this Section 12.1(b) or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate and of any Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that the Rating Agency Condition shall have been satisfied with respect to any such amendment prior to the execution thereof; and provided, further, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables, distributions that shall be required to be made

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



on any Certificate, the Class A Interest Rate or the Class B Interest Rate,
(ii) amend any provisions of Section 4.5 in such a manner as to affect the priority of payment of interest or principal to Certificateholders, or (c) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Certificates then outstanding.

         (c) Prior to the execution of any such amendment or consent under
Section 12.1(a) or (b), the Seller shall furnish the Trustee with a written notice describing the substance of such amendment and the Trustee shall forward such written notification of the substance of such amendment or consent to the Rating Agency within five days of receipt thereof.

         (d) Promptly after the execution of any such amendment and receipt thereof by the Trustee or consent under Section 12.1(b), the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder.

         (e) It shall not be necessary for the consent of Certificateholders pursuant to Section 12.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         (f) Prior to the execution of any amendment to this Agreement, the Trustee, upon request, shall be entitled to receive and rely upon an Opinion of Counsel (delivered at the expense of the Seller) stating that the execution of such amendment is authorized or permitted by this Agreement, in addition to the Opinion of Counsel referred to in Section 12.2(i). The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

         Section 12.2. Protection of Title to Trust. (a) The Servicer shall execute, file, record and register such financing statements and cause to be executed, filed, recorded and registered such continuation and other statements or documents, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Trust and the Trustee under this Agreement in the Trust Property and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. Paragon and the Seller shall cooperate fully with the Servicer in connection with the obligations set forth above and shall execute any and all documents reasonably required to fulfill the intent of this Section 12.2(a).

         (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Servicer in accordance with Section 12.2(a) seriously misleading within the meaning of the applicable provisions of the UCC or any title statute, unless it shall have


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


given the Trustee at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

         (c) Each of the Seller and the Servicer shall give the Trustee at least 30 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

         (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement, the Servicer's master computer records (including any backup archives) that refer to any Receivable indicate clearly that such Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall become a Purchased Receivable or shall have been paid in full.

         (f) If at any time the Seller or the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables (other than the Receivables) to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable has been sold and is owned by the Trust (unless such Receivable shall become a Purchased Receivable or shall have been paid in full).

         (g) Upon reasonable notice, the Servicer shall permit the Trustee, [the Backup Servicer,] the Seller and their respective agents, at any time during normal business hours to inspect and make copies of and abstracts from the Servicer's records regarding any Receivables or any other portion of the Trust Property.

         (h) The Servicer shall furnish to the Trustee[, the Backup Servicer] and the Seller upon request within a reasonable period of time the Schedule of Receivables, setting forth the Receivables then held as part of the Trust. The Trustee shall hold the Schedule of Receivables for examination by interested parties during normal business hours at the Corporate Trust Office upon reasonable notice by such Persons of their desire to conduct an examination.

         (i) The Seller and the Servicer (or the applicable party in the case of Section 12.2(b) or (c)) shall deliver to the Trustee simultaneously with the execution and delivery of this Agreement

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



and of each amendment thereto and upon the occurrence of the events giving rise to an obligation to give notice pursuant to Section 12.2(b) or (c), an Opinion of Counsel (i) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interests of the Trust and the Trustee in the Receivables, and reciting the details of such filing or referring to prior Opinions of Counsel in which such details are given or (ii) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

         Section 12.3. Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

         (b) No Certificateholder shall have any right to vote (except as provided in this Section 12.3 or Sections 10.2, 10.5 or 12.1) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything set forth in this Agreement, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision of this Agreement or any Related Document.

         (c) No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided in this Agreement, and unless also the Holders of Certificates evidencing not less than 25% of the Certificate Balance shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding and during such 30-day period, no request or waiver inconsistent with such written request has been given to the Trustee pursuant to and in compliance with this Section 12.3 or Section 10.5; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 12.4. GOVERNING LAW. THIS AGREEMENT (OTHER THAN ARTICLE V AND, SOLELY FOR THE PURPOSE OF INTERPRETING ARTICLE V, ANY DEFINITIONS REFERRED TO THEREIN) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. ARTICLE V (AND, SOLELY FOR THE PURPOSE OF INTERPRETING ARTICLE V, ANY DEFINITIONS REFERRED TO THEREIN) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 12.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 12.6. Assignment. Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 7.2 or Section
8.2 and as provided in the provisions of the Agreement concerning the resignation of the Servicer [and the Backup Servicer], this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of [the Backup Servicer and] the Trustee. Prior written notice of any such assignment shall be provided to the Rating Agency.

         Section 12.7. Third-Party Beneficiaries. Nothing in this
Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and permitted assigns, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         Section 12.8. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         Section 12.9. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, at the following address: Paragon Auto Receivables Corporation, 27405 Puerta Real, Suite
200, Mission Viejo, California 92691, Attention: Vice President-Finance, Telecopy No.: (714) 348-8707, (b) in the case of the Servicer, at the following address: Paragon Acceptance Corporation, 27405 Puerta Real, Suite 200, Mission Viejo, California 92691, Attention: Vice President - Finance, Telecopy No.: (714) 348-8707, (c) in the case of the Trustee[, and for so long as the Trustee is the Backup Servicer, the Backup Servicer,] at the following address: [Norwest Bank Minnesota, National Association, Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0070, Attention: Corporate Trust Services/Asset-Backed
Administration, Telecopy No.: (612) 667-3539], and (d) in the case of the Rating Agency, at the following address: _____________, Attention:
_________, or at such other address as shall be designated by any such party in a written notice to the other parties. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register, and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 12.10. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns permitted hereunder. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Trust, the Trustee and the Certificateholders and their respective permitted successors and assigns, if any. Any request, notice, direction, consent, waiver or other instrument or action by any Certificateholder shall bind its successors and assigns. Except as otherwise provided in this Article XII, no other Person shall have any right or obligation hereunder.

         IN WITNESS WHEREOF, the Seller, the Servicer, the Trust[, the Backup Servicer] and the Trustee have caused this Sale and Servicing Agreement to be duly executed by their respective officers, effective as of the day and year first above written.


                            PARAGON ACCEPTANCE CORPORATION, in its
                            individual capacity and as Servicer



                            By: ____________________________________
                            Name: __________________________________
                            Title: _________________________________



                            [NORWEST BANK MINNESOTA, NATIONAL
                              ASSOCIATION], as Trustee [and as
                             Backup Servicer]



                            By: ____________________________________
                            Name: __________________________________
                            Title: _________________________________



                            PARAGON AUTO RECEIVABLES CORPORATION, as
                            Seller



                            By: ____________________________________
                            Name: __________________________________
                            Title: _________________________________

                                 SCHEDULE A

                          SCHEDULE OF RECEIVABLES

                 On file with the Servicer and the Trustee.

                                 SCHEDULE B

                  REPRESENTATIONS AND WARRANTIES OF SELLER
                        WITH RESPECT TO RECEIVABLES

                  1. Contract Origination Date. Each Receivable has a contract origination date on or before _______ __, ____.

                  2. Term of Receivables. Each Receivable has an original term of at least __ months and not more than __ months and had a remaining term as of the Cutoff Date of at least __ months and not more than __ months; the weighted average original contracted term of the Receivables was __ months as of the Cutoff Date; the weighted average remaining contracted term of the Receivables was __ months as of the Cutoff Date.

                  3. Characteristics of Receivables. (A) Each Receivable
         (1) has been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business in accordance in all material respects with Paragon's credit approval guidelines, and, to the best knowledge of Seller, such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located, (2) was fully and properly executed by the parties thereto, (3) was purchased by Paragon from such Dealer under an existing Dealer Agreement and Dealer Assignment and was purchased by the Seller from Paragon pursuant to the Receivables Purchase Agreement, (4) contains customary and enforceable provisions such that the rights and remedies of the holder or assignee thereof shall be adequate for realization against the collateral of the benefits of the security, (5) provides for level monthly payments that fully amortize the Amount Financed over the original term (except for the last payment, which may be greater or smaller than the level payment), provided payments are made on the applicable due dates, (6) has an Annual Percentage Rate of not less than ____% and not more than ____%, (7) provides for, if such contract is prepaid, a prepayment that fully pays the Principal Balance and accrued interest at the Annual Percentage Rate and (8) is a Simple Interest Receivable or a Pre-Computed Receivable; (B) as of the Cutoff Date no Receivable has a payment more than 10% of which is more than 29 days past due; (C) each Receivable has a final scheduled payment due no later than ________ __, 20__; (D) as of the Cutoff Date, not more than ____% of the aggregate principal balance of the Receivables represented financing of used vehicles, and the remainder of the Receivables represented financing of new vehicles; (E) as of the Cutoff Date, the average remaining principal balance of the Receivables was not more than $_________; and (F) as of the Cutoff Date, the weighted average Annual Percentage Rate of the Receivables was not more than ____%.

                  4. Principal Balance; Scheduled Payments. (A) Each Receivable has an outstanding principal balance as of the Cutoff Date of not less than $_____ and not more than $______; (B) each Receivable originated on or prior to _________ __, ____ had at least one scheduled payment made prior to the date that is two Business Days prior to the Closing Date; and (C) each Receivable originated after _________ __, ____ either (I) has had at least one scheduled payment made prior to the date that is two Business Days prior to the Closing Date or (II) will have a first scheduled payment made within __ days of the due date thereof.

                  5. Characteristics of Obligors. As of the Cutoff Date, no Obligor on any Receivable (A) was the subject of any federal, state or other bankruptcy, insolvency or similar proceeding pending on the date of application that is not discharged, (B) was currently the subject of a judgment in favor of Paragon, and (C) had its related Financed Vehicle repossessed (or subject to repossession).

                  6. Billing Addresses for Obligors. Based on the billing addresses of the Dealers and the Principal Balances as of the Cutoff Date, the Obligors of approximately ___% of the Receivables were located in _______________, the Obligors of approximately ___% of the Receivables were located in _______________, the Obligors of approximately ___% of the Receivables were located in _____________ and the Obligors of approximately ___% of the Receivables were located in other states.

                  7. Location of Receivable Files. There exists a complete Receivable File with respect to each Receivable that will have been delivered to the Trustee on or prior to the Closing Date and any exceptions set forth in the Trustee's certificate will be corrected within 30 days.

                  8. Schedule of Receivables. The information with respect to the Receivables set forth in the Schedule of Receivables has been produced from the Electronic Ledger and is true and correct in all material respects as of the close of business on the Cutoff Date.

                  9. Adverse Selection. No selection procedures having a material adverse effect on the Trust or Certificateholders have been utilized in selecting the Receivables from those receivables owned by Paragon that met the selection criteria contained in this Agreement.

                  10. Compliance with Law. Neither the Receivables nor the sale of the related Financed Vehicles, at the time the related Receivable was originated or made, contravened in any material respect, and, at the execution of this Agreement contravenes in any material respect, any requirements of applicable federal, state and local laws, and regulations thereunder including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                  11. No Government Obligor. None of the Receivables is due from the United States of America or any state or from any other Governmental Authority.

                  12. Security Interest in Financed Vehicle. Each Receivable has created, or will create when all required procedures are completed by the Servicer, a valid, subsisting and enforceable first priority perfected security interest in the related Financed Vehicle in favor of Paragon as secured party, and such security interest is, or will be upon the completion of all required procedures by the Servicer, prior to all other liens upon and security interests in such Financed Vehicle that now exist or may hereafter arise or be created (except, as to priority, for any tax liens or mechanics' liens that may arise after the Closing
         Date).

                  13. Binding Obligation; Receivables in Force. Each Receivable is a binding obligation of its related Obligor and no Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

                  14. No Amendments. As of the Cutoff Date, no Receivable has been amended, altered or modified; and no provision of any Receivable has been waived, other than any provisions requiring vendor single interest insurance or late payment fees and those waivers, alterations or modifications specifically permitted pursuant to
         Section 3.2 of this Agreement. As of the Cutoff Date, no
         Receivable has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  15. No Defenses. As of the Cutoff Date, no right of rescission, setoff, counterclaim or defense exists with respect to any Receivable. The operation of the terms of any Receivable or the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part or subject to any such right of rescission, setoff, counterclaim or defense.

                  16. No Liens. As of the Cutoff Date, there are no liens or claims existing or that have been filed for work, labor, storage or materials relating to any of the related Financed Vehicles that are liens prior to the security interest in the related Financed Vehicles granted by the related Receivables.

                  17. No Fraud or Misrepresentation. Each Receivable was originated by a Dealer and was sold by the Dealer to Paragon without fraud or misrepresentation on the part of such Dealer in either case.

                  18. No Default; Repossession. Except for payment delinquencies continuing for a period of less than 31 days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable has arisen; the Seller shall not waive and has not waived any of the foregoing; and no related Financed Vehicle has been repossessed as of the Cutoff Date.

                  19. Insurance; Other. Paragon, in accordance with its customary procedures, has determined (A) that each Obligor, at the time of origination, had obtained or agreed to obtain insurance covering the Financed Vehicle as of the execution of the Receivable insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage (i) in an amount at least equal to the lesser of (x) its maximum insurable value or (y) the principal amount due from the Obligor under the related Receivable and (ii) naming Paragon as loss payee, (B) each Receivable that finances the cost of premiums for credit life and accident or health insurance is covered by an insurance policy and certificate of insurance naming Paragon as creditor under each such insurance policy and certificate of insurance, and (C) as to each Receivable that includes financing for the cost of a service contract, the respective Financed Vehicle that secures the Receivable is covered by a service contract. No Receivable has force-placed insurance.

                  20. Title. No Receivable has been sold, transferred, assigned or pledged by Paragon to any Person other than the Seller [or CTS (and the CTS Liens shall be released as of the Closing
         Date)] or any such pledge has been released on or prior to the Closing Date. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable, and was the sole owner thereof, free and clear of all Liens and, immediately upon the transfer thereof, the Trust shall have good and marketable title to each such Receivable, and will be the sole owner thereof, free and clear of all Liens (other than Permitted Liens), and the transfer has been perfected under the UCC. No Dealer has a participation in, or other right to receive, proceeds of any Receivable. The Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables.

                  21. Marking of Receivables. On the Closing Date, Paragon or the Seller will have caused the portions of the Electronic Ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables have been sold by Paragon to the Seller in accordance with the terms of the Receivables Purchase Agreement and sold by the Seller to the Trust in accordance with the terms of this Agreement and pledged to the Trustee for the benefit of the Certificateholders under this Agreement.

                  22. Computer Tape. The Computer Tape made available by the Seller to the Trustee on the Closing Date was complete and accurate in all material respects as of the Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables.

                  23. Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, contribution, transfer and assignment of such Receivable under this Agreement shall be unlawful, void or voidable. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

                  24. All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Trustee a first priority perfected ownership interest in the Receivables and the other Trust Property have been made.

                  25. One Original. There is only one original executed copy of each Receivable.

                  26. Valid and Binding Obligation of Obligor. Each Receivable is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally; all parties to such contract had full legal capacity to execute and deliver such contract and all other documents related thereto and to grant the security interest purported to be granted thereby.

                  27. Title Documents. (A) If any Financed Vehicle was originated in a state in which notation of security interest on the title document is required or permitted to perfect such security interest, the title document for such Financed Vehicle shows, or if a new or replacement title document is being applied for with respect to such Financed Vehicle, the title document will be received within 180 days and will show, Paragon named as the original secured party under the related Receivables as the Holder of a first priority security interest in such Financed Vehicle, and (B) if any Financed Vehicle was originated in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show Paragon named as the original secured party under the related Receivable, and in either case, no further action is required under the UCC or any titling statute or act to continue the perfected status of the first priority security interest in the Financed Vehicle against creditors of and transferees from the original Obligor.

                  28. Chattel Paper. Each Receivable constitutes "chattel paper" under the UCC.

                  29. Tax Liens. As of the Cutoff Date, there is no Lien against the related Financed Vehicles for delinquent taxes.

                                                                     EXHIBIT A



                       FORM OF SERVICER'S CERTIFICATE

                                [Attached.]

                                                           EXHIBIT B



                REQUEST FOR RELEASE AND RECEIPT OF DOCUMENTS


To:               [Norwest Bank Minnesota, National Association]

                  Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ________ __, ____, between Paragon Auto Receivables Corporation (the "Seller"), Paragon Acceptance Corporation, individually and in its capacity as Servicer (the "Servicer"), and Norwest Bank Minnesota, National Association, as Trustee
                           [and Backup Servicer] (the "Trustee")

         In connection with the administration of the Receivables held by you as the Trustee, we request the release, and acknowledge receipt, of the Receivable and related Receivable File described below, for the reason indicated.

Obligor's Name, Customer Account Number and Vehicle Identification Number



Reason for Requesting Documents (check one)

_____  1.     Receivable Paid in Full.  All amounts received in connection with such payments have been deposited into the Lockbox Account as required pursuant to Section 3.2 of the Servicing Agreement

_____  2.     Receivable Purchased from Trust pursuant to Section 2.5 or 3.7 of the Servicing Agreement

_____  3.     Receivable is being serviced or subject to enforcement of
              rights and remedies pursuant to Section 2.2(b) of the Servicing
              Agreement

_____  4.     Other (explain)_______________________________

If item 1 or 2 above is checked, and if all or part of the Receivable or Receivable File was previously released to us, please release to us any additional documents in your possession relating to the above specified Receivable.

If item 3 or 4 above is checked, upon our return of all of the above documents to you as the Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

PARAGON ACCEPTANCE CORPORATION
as Servicer



By:  ________________________________
Name: _______________________________
Title: ______________________________
Date: _______________________________


DOCUMENTS RETURNED TO THE TRUSTEE

[Norwest Bank Minnesota, National Association]
         (Trustee)



By:  ________________________________
Name: _______________________________
Title: ______________________________
Date: _______________________________

                        FORM OF CLASS A CERTIFICATE
                                                                EXHIBIT C


                   PARAGON AUTO RECEIVABLES TRUST ____-_

                  ____% ASSET BACKED CERTIFICATE, CLASS A


Evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of fixed rate simple interest retail motor vehicle loans and/or retail installment sales contracts (the "Receivables") secured by the new and used automobiles and light trucks financed thereby (the "Financed Vehicles") and sold to the Trust by Paragon Auto Receivables Corporation.

THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF PARAGON AUTO RECEIVABLES CORPORATION, PARAGON ACCEPTANCE CORPORATION OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE AND THE RECEIVABLES ARE NOT DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NUMBER                                         CUSIP ______________________
-----------------
                                               $___________________________
                                                Original Certificate Amount

         THIS CERTIFIES THAT ____________________ is the registered owner of a ______________ dollars, nonassessable, fully paid, fractional undivided interest in Paragon Auto Receivables Trust ____-_ (the "Trust") formed pursuant to a Pooling and Servicing Agreement dated as of ______ __, ___ (the "Agreement") between Paragon Auto Receivables Corporation (the "Seller"), Paragon Acceptance Corporation (the "Servicer") and ___________, a ____________ corporation, as trustee (the "Trustee").

         To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "____% Asset Backed Certificates, Class A" (the "Class A Certificates"). Also issued under the Agreement are Certificates designated as "____% Asset Backed Certificates, Class B" (the "Class B Certificates"). The Class A Certificates and the Class B Certificates are collectively called the "Certificates." This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property includes (as more fully described in the Agreement) a pool of Receivables, certain monies received under the Receivables after _______ __, ___ (the "Cutoff Date"), security interests in the Financed Vehicles, and proceeds of the foregoing.

         Subject to the terms and conditions of the Agreement (including the availability of funds for distributions) and until the obligations created by the Agreement shall have terminated in accordance therewith, there will be distributed, but only from funds on deposit in the Collection Account, on the __th day of each month or, if such __th day is not a Business Day, the next succeeding Business Day (each such date, a "Payment Date"), commencing _______ __, ____ , to the Person in whose name this Certificate is registered on the preceding Business Day (the "Record Date"), such Holder's fractional undivided interest in the amounts to be distributed to Class A Holders pursuant to the Agreement on such Payment Date.

         Distributions on this Certificate shall be made by the Trustee by check mailed to the Holder of record at its address as it appears in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to a Certificate registered in the name of a Clearing Agency or its nominee, distributions shall be made by wire transfer of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee.

         This Certificate does not purport to summarize the Agreement and reference is hereby made to the Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

         Each Holder, by its acceptance of a Certificate or a beneficial interest in a Certificate, acknowledges and agrees that they intend that the Trust be classified (for federal tax purposes) as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of which the Holders are owners, rather than as an association taxable as a corporation.

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Certificate to be duly executed.

                   PARAGON AUTO RECEIVABLES TRUST ____-_


                   By: __________________,
                            as Trustee



                   By: _________________________________________________
                          Authorized Officer

                   DATED:

                   [SEAL]

                   ATTEST:

                   _____________________________________________________
                          Authorized Officer




Trustee's Certificate of
Authentication:

              This is one of the Class A Certificates referred
                   to in the within-mentioned Agreement.



                   _____________________________,
                           as Trustee


                   By: ______________________________________________
                        Authorized Officer

                        FORM OF CLASS B CERTIFICATE
                                                                 EXHIBIT D


                   PARAGON AUTO RECEIVABLES TRUST ____-_

                  ____% ASSET BACKED CERTIFICATE, CLASS B


Evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of fixed rate simple interest retail motor vehicle loans and/or retail installment sales contracts (the "Receivables") secured by the new and used automobiles and light trucks financed thereby (the "Financed Vehicles") and sold to the Trust by Paragon Auto Receivables Corporation.

THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF PARAGON AUTO RECEIVABLES CORPORATION, PARAGON ACCEPTANCE CORPORATION OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE AND THE RECEIVABLES ARE NOT DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY EMPLOYEE BENEFIT PLANS THAT ARE SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR PERSONS USING ASSETS OF SUCH PLANS.


NUMBER                                         CUSIP ______________________
_________________
                                               $___________________________
                                                Original Certificate Amount

         THIS CERTIFIES THAT ____________________ is the registered owner of a ______________ dollars, nonassessable, fully paid, fractional undivided interest in the Paragon Auto Receivables Trust ____-_ (the "Trust") formed pursuant to a Pooling and Servicing Agreement dated as of ______ __, ___ (the "Agreement") between Paragon Auto Receivables Corporation, a Delaware corporation (the "Seller"), Paragon Acceptance Corporation (the "Servicer") and ____________, a ___________ corporation, as trustee (the "Trustee").

         To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "____% Asset Backed Certificates, Class B" (called the "Class B Certificates"). Also issued under the Agreement are Certificates designated as ____% Asset Backed Certificates, Class A (the "Class A Certificates"). The Class A Certificates and the Class B Certificates are collectively called the "Certificates." This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property includes (as more fully described in the Agreement) a pool of Receivables, certain monies received under the Receivables after _______ __, ___ (the "Cutoff Date"), security interests in the Financed Vehicles, and proceeds of the foregoing. The rights of the Holder of the Class B Certificates are subordinated to the rights of the Holders of the Class A Certificates to the extent set forth in the Agreement.

         Subject to the terms and conditions of the Agreement (including the availability of funds for distributions and the subordination of the Class B Certificates) and until the obligations created by the Agreement shall have terminated in accordance therewith, there will be distributed, but only from funds on deposit in the Collection Account, on the __th day of each month or, if such __th day is not a Business Day, the next succeeding Business Day (each such date, a "Payment Date"), commencing ______ __, ____ , to the Person in whose name this Certificate is registered at the close of business on the preceding Business Day (the "Record Date"), such Holder's fractional undivided interest in the amounts to be distributed to Class B Holders pursuant to the Agreement on such Payment Date.

         Distributions on this Certificate shall be made by the Trustee by check mailed to the Holder of record at its address as it appears in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to a Certificate registered in the name of a Clearing Agency or its nominee, distributions shall be made by wire transfer of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee.

         This Certificate does not purport to summarize the Agreement and reference is hereby made to the Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

         Each Holder, by its acceptance of a Certificate or a beneficial interest in a Certificate, acknowledges and agrees that they intend that the Trust be classified (for federal tax purposes) as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of which the Holders are owners, rather than as an association taxable as a corporation.

         IN WITNESS WHEREOF, Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Certificate to be duly executed.

                   PARAGON AUTO RECEIVABLES TRUST ____-_


                       By: _________________,
                               as Trustee



                       By: _____________________________________________
                           Authorized Officer

                       DATED:

                       [SEAL]

                       ATTEST:

                        ________________________________________________
                           Authorized Officer




Trustee's Certificate of
Authentication:

              This is one of the Class B Certificates referred
                   to in the within-mentioned Agreement.



                         ____________________,
                              as Trustee


                        By: __________________________________________
                              Authorized Officer